SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for use of the Commission
☒	Definitive Proxy Statement		only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

XO GROUP INC.

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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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April 16, 2015

To the Stockholders of XO Group Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of XO Group Inc., to be held at the offices of Orrick, Herrington & Sutcliffe LLP, located at 51 West 52nd Street, New York, New York 10019, on Thursday, May 28, 2015 at 9:00 a.m.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement, which you are urged to read carefully.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet; if you receive your proxy materials by U.S. mail, by mailing a proxy card; by telephone; or in person at the Annual Meeting. Please review the instructions on the Notice Regarding the Availability of Proxy Materials or on the proxy card regarding your voting options.

We look forward to seeing you at the Annual Meeting.

Sincerely,

David Liu	Michael Zeisser	Michael Steib
Chairman of the Board	Lead Independent Director	Chief Executive Officer

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, whether or not you plan to attend the Annual Meeting, please vote your shares as promptly as possible over the Internet at www.proxyvote.com by following the instructions on your Notice Regarding the Availability of Proxy Materials or, if you receive your proxy materials by U.S. mail, by following the instructions on your proxy card. Your participation will help to ensure the presence of a quorum at the meeting and save XO Group Inc. the extra expense associated with additional solicitation. Voting your shares over the Internet or otherwise will not prevent you from attending the Annual Meeting, revoking your proxy, and voting your stock in person.

XO GROUP INC.

195 Broadway, 25th Floor

New York, New York 10007

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 28, 2015

TO THE STOCKHOLDERS OF XO GROUP INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of XO Group Inc. (“XO Group” or the “Company”) will be held at the offices of Orrick, Herrington & Sutcliffe LLP, located at 51 West 52nd Street, New York, New York 10019, on Thursday, May 28, 2015 at 9:00 a.m. (the “Annual Meeting”) to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

(1)	Election as directors of the three nominees named in the attached Proxy Statement to the class of directors whose terms expire in 2018.

(2)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

(3)	Advisory vote to approve named executive officer compensation.

(4)	Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on April 2, 2015 (the “Record Date”) will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. The stock ledger of XO Group will remain open between May 17, 2015 and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, while the stock ledger remains open prior thereto, at our offices during regular business hours.

By Order of the Board of Directors

Gillian Munson

Chief Financial Officer, Treasurer and Secretary

April 16, 2015

INTERNET AVAILABILITY

We are taking advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders through the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 17, 2015, we intend to mail a Notice Regarding the Availability of Proxy Materials (the “Notice”) to stockholders of record on the Record Date. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. Instead, the Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and in our 2014 Annual Report on Form 10-K (which we posted online on the same date), as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials by following the instructions on the Notice.

XO GROUP INC.

195 Broadway, 25th Floor

New York, New York 10007

PROXY STATEMENT

General

This Proxy Statement is furnished to the holders of common stock, par value $0.01 per share (the “Common Stock”), of XO Group Inc., a Delaware corporation (“XO Group” or the “Company”), in connection with the solicitation by the Board of Directors (the “Board”) of XO Group for use at the annual meeting of stockholders and at any adjournment or postponement of the annual meeting (the “Annual Meeting”). The Annual Meeting will be held at the offices of Orrick, Herrington & Sutcliffe LLP, located at 51 West 52nd Street, New York, New York 10019 on Thursday, May 28, 2015 at 9:00 a.m. All stockholders of record on April 2, 2015 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. We intend to mail this Proxy Statement and the accompanying proxy (the “Proxy”) to our stockholders on or about April 17, 2015.

The mailing address of our principal executive office is 195 Broadway, 25th Floor, New York, New York 10007.

Purpose of Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are listed in the accompanying Notice of Annual Meeting of Stockholders. Each of these proposals is described in more detail in this Proxy Statement. The table below summarizes each matter specified in the Notice of Annual Meeting of Stockholders, and the required vote and recommendation of the Board of Directors as to each such matter. The required vote and the circumstances under which a Proxy will be voted according to the recommendation of the Board of Directors are described in more detail following the table.

Matter	Description	Required Vote	Board Recommendation

Proposal 1	Election as director of the three nominees named in this Proxy Statement.	Plurality of shares voted	FOR

Proposal 2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.	Affirmative vote of majority of shares present and entitled to vote	FOR

Proposal 3	Advisory approval of the Company’s named executive officer compensation.	Affirmative vote of majority of shares present and entitled to vote	FOR

Voting

On April 2, 2015, the Record Date, there were 26,467,855 shares of Common Stock outstanding held by stockholders of record (excluding shares held in treasury, which are disregarded for purposes of voting). A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, while the stock transfer books remain open prior thereto, during regular business hours at our principal executive office at the address specified above. You are entitled to one vote for each share of Common Stock you held on April 2, 2015.

There are four ways a stockholder of record can vote:

•	By Internet: You may vote over the Internet at www.proxyvote.com by following the instructions provided in the Notice Regarding the Availability of Proxy Materials (the “Notice”) or, if you receive your proxy materials by U.S. mail, by following the instructions on the proxy card.

•	By Telephone: You may vote by telephone by following the instructions on your proxy card.

•	By Mail: If you receive your proxy materials via U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided.

•	In Person: If you are a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

Quorum

The holders of a majority of the shares of the Common Stock issued and outstanding on the Record Date and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting. “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted because instructions have not been received from the beneficial owner with respect to a particular matter for which the broker or nominee does not have discretionary power to vote.

Required Vote

If a quorum is present, the required vote for each item of business at the Annual Meeting is as follows:

•	Under Proposal 1, the three nominees who receive a plurality of votes cast (in person or by proxy) will be elected as directors. Abstentions and broker non-votes have no effect on the election of directors, except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes. If you own shares through a broker, you must give the broker instructions to vote your shares in the election of directors. Otherwise, your shares will not be voted.

•	Proposals 2 and 3 shall be approved by the affirmative vote of a majority of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Broker non-votes will have no effect on the outcome of these proposals, and abstentions will have the effect of a “no” vote for purpose of the proposals requiring majority approval.

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In no case may stockholders cumulate votes for the election of directors. In addition, under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter’s rights with respect to any matter to be considered and voted on at the Annual Meeting, and we will not independently provide stockholders with any such right.

Other than as indicated above, abstentions will be counted towards the tabulations of votes cast on these proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.

Proposals 1 and 3 are considered non-routine matters and shares held by brokers or nominees will receive “broker non-votes” if you do not give the broker instructions to vote your shares. Stockholders who hold our shares through a broker, bank or other financial institution receive proxy materials before each stockholder meeting. Your broker is not permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted on the election of directors, you need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.

If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted by the Proxy holders in accordance with the recommendation of the Board of Directors as to each matter specified in the accompanying Notice of Annual Meeting of Stockholders, and at the discretion of the Proxy holders as to such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Revocation of Proxies

Any person giving a Proxy has the power to revoke it at any time before it is exercised at the Annual Meeting. It may be revoked by:

•	notifying the Secretary of XO Group in writing before the Annual Meeting of the intention to revoke the Proxy;

•	delivering to the Secretary of XO Group before the Annual Meeting a signed Proxy with a later date but prior to the date of the Annual Meeting;

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy); or

•	voting again by the Internet or telephone (only the last vote cast by each stockholder of record will be counted), provided that the stockholder does so before 11:59 p.m. Eastern time on the day before the Annual Meeting.

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Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of your company. Please review the proxy materials and follow the instructions on the Notice or the proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our future.

More Information Is Available

If you have any questions about broker non-votes or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact our Investor Relations Department by sending an e-mail message to IR@xogrp.com or visiting our corporate website at www.xogroupinc.com.

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MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE—ELECTION OF DIRECTORS

General

XO Group’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides for a classified Board consisting of three classes of directors serving staggered three year terms. These classes are required to be as nearly equal in number as possible. Our Amended and Restated Bylaws (the “Bylaws”) provide for a Board consisting of such number of directors as may be fixed from time to time by resolution of the members of the Board or by our stockholders at an annual meeting of stockholders. Three directors are to be elected at the Annual Meeting for a term expiring at the 2018 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

The Board consists of eight persons, as follows:

Class I (current term ends upon this Annual Meeting)	Class II (current term ends upon 2016 Annual Meeting)	Class III (current term ends upon 2017 Annual Meeting)
Diane Irvine Barbara Messing Michael Steib	Charles Baker Peter Sachse Michael Zeisser	David Liu Elizabeth Schimel

The term of office for each of the three Class I directors listed above expires at the Annual Meeting. The Board has nominated Diane Irvine, Barbara Messing and Michael Steib, the current Class I directors, to stand for re-election to the class of directors whose terms expire at the 2018 Annual Meeting of Stockholders or, in each case, until a successor is elected and has qualified. Ms. Irvine, Ms. Messing and Mr. Steib have each agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event any of the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them “FOR” the nominees named below.

Board Composition

As further discussed in the “2014 Executive Summary” section of Compensation Discussion and Analysis in this Proxy Statement, we are in the midst of a strategic transformation as we seek to expand our local wedding vendor marketplace, increase our market share of advertising and commerce in the baby space, grow our wedding registry and partner-based commerce businesses, and maintain steady growth rates in our publishing business. Our Board plays a critical role in providing objective oversight, guidance and insight to our strategy, business positioning and execution, and we review our Board composition regularly to ensure that the composition of our Board continues to be a key strategic asset for the Company and its stockholders.

We believe that our directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. We also endeavor to have a Board representing a range of experiences at policy-making levels in business and in areas that are relevant to our activities.

The following are the key experiences, qualifications and skills that our directors bring to the Board that are important in light of our business: leadership at the chief executive officer level or other C-level background; experience in the advertising, media and technology industries; finance experience; and sales and marketing experience. Biographical information for our directors is set forth below, including the specific experiences, qualifications and skills considered by the Board in recommending the re-nomination of the directors whose current terms end upon this Annual Meeting, and the continued service of those directors whose current terms end upon the 2016 and 2017 Annual Meetings of Stockholders.

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Nominees for Term Ending upon the 2018 Annual Meeting of Stockholders (Class I)

Diane Irvine (56) has served as one of our directors since November 2014. From 2008 to 2011, Ms. Irvine served as Chief Executive Officer and President of Blue Nile, Inc., the leading online retailer of diamonds and fine jewelry. Ms. Irvine joined Blue Nile as Chief Financial Officer in 1999 and also served on Blue Nile’s Board of Directors from 2001 to 2011. Prior to Blue Nile, Ms. Irvine was Vice President and Chief Financial Officer of Plum Creek Timber Company, a timberland management and wood products company from 1994 to1999. From 1981 to 1994, Ms. Irvine served in various capacities at Coopers & Lybrand LLP, an international accounting firm, in Chicago and Seattle. Ms. Irvine currently serves on the boards of Yelp Inc., CafePress Inc., and Rightside Group, Ltd. Ms. Irvine holds a B.S. in Accounting from Illinois State University and a M.S. in Taxation from Golden Gate University. In considering Ms. Irvine as a nominee for director of the Company, the Nominating and Corporate Governance Committee took into account her experience as a chief executive officer and directorship of a leading online retailer and public company, and extensive experience as an executive of various companies.

Barbara Messing (43) has served as one of our directors since August 2014. Ms. Messing is the Chief Marketing Officer for TripAdvisor, the world's largest travel site. Ms. Messing leads all global consumer marketing activities at TripAdvisor, including brand development and experience, customer relationship marketing, communications, search engine marketing and traffic acquisition. Prior to joining TripAdvisor, Ms. Messing spent nine years at Hotwire, where she served in a number of senior leadership roles. Before joining Hotwire, Ms. Messing was at Keen.com and The Travel Channel. In 2014, Ms. Messing was honored in the AWMY Changing the Game awards, and in 2011, she was named a "Brand Genius" by Adweek. Ms. Messing also serves on the board of Mashable, LLC. Ms. Messing holds a B.A. from Northwestern University and a J.D. from Stanford University. In considering Ms. Messing as a nominee for director of the Company, the Nominating and Corporate Governance Committee took into account her experience as an executive of companies with significant operations and marketing success in the online industry, and deep experience and background in the media industry.

Michael Steib (38) has been our Chief Executive Officer and has served as one of our directors since March 2014. Mr. Steib joined XO Group in July 2013 as President. Prior to joining XO Group, Mr. Steib served as Chief Executive Officer at Vente-Privee USA beginning in 2011. Prior to that position, Mr. Steib served at Google, Inc. as Director, Google TV Ads from January 2007 to September 2009, and Managing Director, Emerging Platforms, from September 2009 to July 2011. From 2001 through 2006, Mr. Steib held positions at NBC Universal/General Electric, where he served as General Manager, Strategic Ventures, and prior to that as Vice President, Business Development. In addition, he previously worked on the development of new media businesses for Walker Digital, LLC, and as a management consultant with McKinsey & Company. Mr. Steib received a B.A. in Economics from the University of Pennsylvania. In considering Mr. Steib as a nominee for director of the Company, the Nominating and Corporate Governance Committee took into account his provision of a Company perspective in Board discussions about our operations, as well as a deep understanding of the strategies necessary to grow and run our business.

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Continuing Directors for Term Ending upon the 2016 Annual Meeting of Stockholders (Class II)

Charles Baker (48) has served as one of our directors since November 2005. Since September 2010, Mr. Baker has been the Chief Executive Officer and President of ZipRealty, Inc., which was acquired by Realogy Holdings, Inc. in August 2014. Since 2011, Mr. Baker has served as a director of HomeAway, Inc., an online vacation rental company. Between December 2008 and September 2010, Mr. Baker served as Executive Vice President and Chief Financial Officer of ZipRealty. Between June 2007 and December 2008, Mr. Baker was an independent investor. Mr. Baker was the Senior Vice President and Chief Financial Officer of Monster Worldwide, Inc. from March 2005 through June 2007. From 1993 to 2005, Mr. Baker held various positions at Salomon Brothers (subsequently Smith Barney) and was a Managing Director in the Equity Research Department just before joining Monster Worldwide, Inc. Mr. Baker holds the Chartered Financial Analyst designation and is a former Chairman of the Media and Entertainment Analysts of New York Investment Society. Mr. Baker received a B.A. from Yale College. In considering Mr. Baker for continued service on the Board, the Nominating and Corporate Governance Committee took into account his experience as an executive of companies with significant operations in the online industry, and significant experience in the financial industry.

Peter Sachse (57) has served as one of our directors since February 2010. Mr. Sachse also previously served as one of our directors from October 2006 through April 2007, and as an observer to our Board of Directors from April 2007 to February 2010. In February 2015, Mr. Sachse was appointed the Chief for Innovation and Business Development of Macy’s, Inc. Prior to that, Mr. Sachse had been Chief Stores Officer of Macy’s, Inc. from February 2012 to February 2015, Chief Marketing Officer of Macy’s, Inc. from February 2009 to February 2012 (a title which he also held from June 2003 to May 2007), and President of Macy’s Corporate Marketing from May 2007 to February 2009. Mr. Sachse was also Chairman and Chief Executive Officer of the macys.com division of Macy’s, Inc. from April 2006 to February 2012. Mr. Sachse has also served as a director of Charitybuzz Inc. since May 2012. Prior to serving in these roles, Mr. Sachse was President and Chief Operating Officer of The Bon Marche in Seattle. He began his retail career with Macy’s, Inc. in Kansas City. He also served as Executive Vice President/General Merchandise Manager at Macy’s East and later as Vice Chair/Director of Stores of Macy’s East. Mr. Sachse received a B.B.A. in Finance from the University of Wisconsin. In considering Mr. Sachse for continued service on the Board, the Nominating and Corporate Governance Committee took into account his experience as an executive of companies with significant operations in the online industry, and extensive experience in the retail industry.

Michael Zeisser (50) has served as one of our directors since July 2013, and as the Lead Independent Director since May 2014. Mr. Zeisser has been Chairman, U.S. Investments, for Alibaba Group since October 2013. From 2003 to 2013, Mr. Zeisser was Senior Vice President of Liberty Interactive Corporation (formerly known as Liberty Media Corporation). Prior to joining Liberty Media in 2003, Mr. Zeisser was a partner at McKinsey & Company in New York, where he co-founded and led McKinsey’s Internet Practice. Mr. Zeisser has also served as a director of Shutterfly, Inc. and Sympoz, Inc. since 2013, and is currently a member of the Media Advisory Group of the American Association for the Advancement of Science. Mr. Zeisser is a graduate of the University of Strasbourg, France and the J.L. Kellogg Graduate School of Management at Northwestern University. In considering Mr. Zeisser for continued service on the Board, the Nominating and Corporate Governance Committee took into account his experience as an executive of a company with significant operations in the digital media industry, and extensive experience in the internet industry.

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Continuing Directors for Term Ending upon the 2017 Annual Meeting of Stockholders (Class III)

David Liu (49) cofounded XO Group and has served as Chairman of the Board since our inception in May 1996. Mr. Liu served as our Chief Executive Officer from May 1996 until March 2014, and as President from May 1996 to October 2007 and October 2008 to June 2013. From March 2014 to December 2014, Mr. Liu continued to serve the Company as an executive officer under the title of Co-founder. From January 1993 to May 1996, Mr. Liu served as Director of Production of RunTime Inc., a CD-ROM development firm that he also cofounded with his wife, Carley Roney, our former Chief Content Officer and cofounder. Before January 1993, Mr. Liu was the Director of Production at VideOvation, a subsidiary of Reader’s Digest. Mr. Liu received a B.F.A. in Film and Television from New York University. In considering Mr. Liu for continued service on the Board, the Nominating and Corporate Governance Committee took into account his extensive knowledge of our operations, as well as a deep understanding of the strategies necessary to grow and run our business.

Elizabeth Schimel (55) has served as one of our directors since August 2012. Since October 2013, Ms. Schimel has been President, Condé Nast China. From June 2011 to October 2013, Ms. Schimel was Executive Vice President and Chief Digital Officer at Meredith National Media Group. From January 2008 to October 2010, Ms. Schimel served as Global Head of Music and Connected Entertainment at Nokia. Ms. Schimel was Senior Vice President, Entertainment, at Comcast Interactive Media from January 2005 to January 2008. Ms. Schimel received a B.A. from the University of Pennsylvania, and an M.B.A. and M.A. in Finance from Wharton Business School. In considering Ms. Schimel for continued service on the Board, the Nominating and Corporate Governance Committee took into account her experience as an executive of companies with significant operations in the online industry, and significant experience in the media industry.

Corporate Governance

Overview. The Board of Directors has adopted Corporate Governance Guidelines and implemented a number of corporate governance procedures to further strengthen the Board’s capacity to oversee XO Group and to serve the long-term interests of its stockholders. The Corporate Governance Guidelines, as well as charters for the Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee, codes of conduct and other documents setting forth XO Group’s corporate governance practices, can be accessed in the “Investor Relations—Corporate Governance” section of our corporate website at www.xogroupinc.com.

Director Independence. In March 2015, the Board of Directors undertook its annual review of director independence. As a result of this review, the Board affirmatively determined that a majority of its directors (Mr. Baker, Ms. Irvine, Ms. Messing, Mr. Sachse, Ms. Schimel and Mr. Zeisser) are independent as defined by Rule 303A.02 of the New York Stock Exchange (“NYSE”) and Rule 10A-3 promulgated by the Securities and Exchange Commission (the “SEC”). Rule 10A-3 provides a safe harbor position that a person who is not the beneficial owner, directly or indirectly, of more than 10% of our Common Stock, and who is not one of our executive officers, will not be deemed to be an affiliate of XO Group for purposes of satisfying the audit committee member independence rules.

Codes of Conduct. The Board has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, and a Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers. Both codes can be accessed in the “Investor Relations—Corporate Governance” section of our corporate website at www.xogroupinc.com, as well as any amendments to, or waivers under, the Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers. Copies may be obtained by writing to XO Group Inc. at 195 Broadway, 25th Floor, New York, New York 10007, Attention: Investor Relations. The purpose of these codes is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by XO Group; and to promote compliance with all applicable rules and regulations that apply to XO Group and its officers, directors and employees.

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Board Leadership Structure. The leadership structure of our Board has included a Lead Independent Director since May 2014. The Lead Independent Director is currently Mr. Zeisser. Our non-management Board members meet at regularly scheduled executive sessions without management present in conjunction with each in-person meetings. The Lead Independent Director conducts and presides at these meetings. At least once a year, such meetings include only the independent members of the Board. In addition, the Lead Independent Director may call such meetings of the non-management Board members as he or she deems necessary or appropriate, may also be designated to preside at any Board or stockholder meeting and presides at all Board meetings at which the Chairman of the Board and Chief Executive Officer are not present. Each Board member may place items on the agenda for Board meetings, raise subjects that are not on the agenda for that meeting or request information that has not otherwise been provided to the Board. Additionally, the Lead Independent Director reviews and approves all Board meeting schedules and agendas and consults with the Chairman of the Board and Chief Executive Officer regarding other information sent to the Board in connection with Board Meetings or other Board action. Each Board member has complete and open access to any member of management and to the chairman of each Board committee for the purpose of discussing any matter related to the work of such committee. The Lead Independent Director also serves as a liaison, but not a buffer, between the Chairman of the Board and the Chief Executive Officer and independent Board members. The Lead Independent Director is also available to communicate with stockholders, as appropriate, if requested by such stockholders.

The positions of Chairman of the Board and Chief Executive Officer were historically held by the same person. In March 2014, in connection with the appointment of Michael Steib to the position of Chief Executive Officer and as part of its ongoing review of the Board leadership structure, the Board determined that the two positions should be held by separate individuals, and in May 2014, the Board determined to formalize the role of Lead Independent Director to facilitate effective oversight and independent Board leadership. The Board believes that separating the Chairman and Chief Executive Officer roles and empowering a Lead Independent Director with robust authority has helped and will continue to help XO Group better explore its current opportunities. Mr. Steib will continue to provide a new perspective and additional operational and executive leadership. Mr. Liu, as Chairman of the Board, and Mr. Zeisser, as Lead Independent Director, will continue to work closely with Mr. Steib and the rest of the Board in support of XO Group’s overall strategic direction and positioning in the market.

The Board will continue to review our leadership structure periodically. We believe that our current leadership structure, in which the roles of Chairman of the Board and Chief Executive Officer are separate, and which includes a Lead Independent Director and independent key committees, will be effective and is the optimal structure for XO Group and our stockholders at this time.

Board Role in Risk Oversight. The Board of Directors plays a significant role in providing oversight of our management of risk. Senior management has responsibility for the management of risk and reports to the Board regularly with respect to its ongoing enterprise risk management efforts. Because responsibility for the oversight of elements of our enterprise risk management extends to various committees of the Board, the Board has determined that it, rather than any one of its committees, should retain the primary oversight role for risk management. In exercising its oversight of risk management, the Board has delegated to the Audit Committee primary responsibility for the oversight of risk related to our financial statements and processes, and has determined that our internal audit function should report directly to the Audit Committee. The Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to our compensation policies and practices. The Board has delegated to the Nominating and Corporate Governance Committee primary responsibility for the oversight of risk related to our corporate governance practices. Each committee reports regularly to the Board with respect to such committee’s particular risk oversight responsibilities.

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Communicating with the Board of Directors

In order to communicate with the Board of Directors as a whole, with non-employee directors or with specified individual directors, correspondence may be directed to XO Group Inc. at 195 Broadway, 25th Floor, New York, New York 10007, Attention: Corporate Secretary. All such correspondence will be forwarded to the appropriate director or group of directors.

Board Meetings and Committees

The Board met nine times in the year ended December 31, 2014. The Board has a Nominating and Corporate Governance Committee, a Compensation Committee, and an Audit Committee, for which the meetings are described below. Until November 2014, the Board also had an Executive Committee, which is also described below.

In addition to the meetings of the committees of the Board of Directors, our non-employee members of the Board of Directors met four times in executive session in 2014.

Each director currently on the Board attended at least 75% of the total number meetings of the Board that were held during the portion of the 2014 fiscal year during which he or she was a director, other than Ms. Schimel, who attended 66.7% of the total number of meetings of the Board that were held in 2014. Each director currently on a Board committee attended at least 75% of the total number of meetings held by all committees of the Board on which he or she served, that were held during the portion of the 2014 fiscal year during which he or she was a committee member. Our policy on director attendance at annual meetings calls for directors to be invited, but not required to attend, annual meetings of stockholders. Two directors, Mr. Liu, our Chairman of the Board, and Mr. Steib, our Chief Executive Officer and President, attended the 2014 Annual Meeting of Stockholders in person, and three directors, Mr. Baker, Ira Carlin (who was a director at the time) and Mr. Zeisser attended the 2014 Annual Meeting of Stockholders telephonically.

The Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee charters can be accessed in the “Investor Relations—Corporate Governance” section of our corporate website at www.xogroupinc.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of Mr. Baker (Chair) and Mr. Zeisser, who joined the Nominating and Corporate Governance Committee on November 4, 2014. Mr. Carlin served on the Nominating and Corporate Governance Committee until November 4, 2014. The Nominating and Corporate Governance Committee met three times in 2014. The Nominating and Corporate Governance Committee reviews and recommends changes to our Corporate Governance Guidelines and selects director nominees to the Board consistent with criteria approved by the Board. This Committee also makes recommendations to the Board concerning the structure and membership of the Board committees and oversees the annual evaluation of the Board and Board committee performance. The Nominating and Corporate Governance Committee also performs other duties and responsibilities as set forth in a charter approved by the Board of Directors.

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The Nominating and Corporate Governance Committee does not have a formal diversity policy with respect to the identification and recommendation of individuals for membership on the Board. However, in carrying out this responsibility, the Nominating and Corporate Governance Committee values differences in professional experience, educational background, viewpoint and other individual qualities and attributes that facilitate and enhance the oversight by the Board of Directors of our business and affairs.

The Board of Directors has also determined that the Nominating and Corporate Governance Committee will consider director candidates that are recommended by stockholders. This Committee will evaluate nominees for director recommended by stockholders in the same manner as nominees recommended by other sources. The general qualifications and specific qualities and skills established by the Board for directors are set forth in Attachment A of our Corporate Governance Guidelines. Stockholders wishing to bring a nomination for a director candidate before a meeting of stockholders must give written notice to XO Group’s Corporate Secretary, pursuant to the procedures set forth in this section under “Communicating with the Board of Directors” and subject to the deadline set forth under the “Deadline for Receipt of Stockholder Proposals” section of this Proxy Statement. The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and our Bylaws. Our Bylaws can be accessed in the “Investor Relations—Corporate Governance” section of our corporate website at www.xogroupinc.com.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Nominating and Corporate Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Nominating and Corporate Governance Committee concerning the prospective candidate, as well as the Nominating and Corporate Governance Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request a third party search firm to gather additional information about the prospective nominee’s background and experience. The Nominating and Corporate Governance Committee then evaluates the prospective nominee, taking into account whether the prospective nominee is independent within the meaning of the listing standards of the NYSE and such other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee or Compensation Committee expertise, the prospective nominee’s skills and experience, the diversity of the nominee’s skills and experience in areas that are relevant to our businesses and activities, and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee and, if warranted, one or more members of the Nominating and Corporate Governance Committee and others, as appropriate, conduct interviews in person or by telephone. After completing this process, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of management.

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Compensation Committee

The Compensation Committee is currently composed of Ms. Irvine (Chair), who joined the Compensation Committee on November 4, 2014, and Ms. Messing, who joined the Compensation Committee on August 1, 2014. Eileen Naughton and Mr. Carlin (Chair) served on the Compensation Committee until August 1, 2014 and November 4, 2014, respectively. The Compensation Committee met six times in 2014. The Compensation Committee evaluates the performance of our executive officers and establishes and oversees our executive compensation policy and makes decisions about base pay, incentive pay and any supplemental benefits for the Chief Executive Officer and our other executive officers. The Compensation Committee also reviews and makes recommendations to the Board concerning the compensation of our independent directors and administers our stock incentive plans, which includes, without limitation, approving (and, with respect to our independent directors, recommending) the grant of stock options and restricted stock, the timing of the grants, the price at which options are to be offered and the number of shares for which options and restricted stock are to be granted to our executive officers, directors and other employees. The Compensation Committee also performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. Each member of this committee is an independent director under applicable NYSE listing standards, an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

In making its determinations with respect to executive compensation, the Compensation Committee has not historically engaged the services of a compensation consultant. The Compensation Committee has the authority to retain, terminate and set the terms of our relationship with any outside advisors who assist the Committee in carrying out its responsibilities. In January 2015, Frederic W. Cook & Co., Inc. (“Frederic W. Cook”) was engaged by the Compensation Committee as its independent compensation consultant to provide advice and recommendations on competitive market practices for executive officers, and to help the Compensation Committee (i) establish and implement its compensation philosophy for fiscal year 2015, (ii) evaluate compensation proposals recommended by management, and (iii) make executive compensation decisions.

Audit Committee

The Audit Committee is currently composed of Mr. Baker (Chair), Mr. Sachse (who joined the Audit Committee on August 1, 2014) and Ms. Schimel. Ms. Naughton served on the Audit Committee until August 1, 2014. The Audit Committee met five times in 2014. The Audit Committee appoints our independent auditors, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent auditors, reviews with management and the independent auditors our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between XO Group and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors.

Each member of the Nominating and Corporate Governance Committee, Compensation Committee and the Audit Committee is independent, as independence is defined by the listing standards of the NYSE and the applicable rules and regulations of the SEC. The Board has also determined that each member of the Audit Committee is financially literate and that the Audit Committee includes at least one member who has accounting or related financial management expertise, as required by NYSE rules. Each of Mr. Baker, Mr. Sachse and Ms. Schimel satisfies these Audit Committee qualifications.

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Executive Committee

Until November 2014, the Executive Committee was composed of Mr. Carlin (Chair), Mr. Liu and Mr. Zeisser. The Executive Committee met once in 2014. The Executive Committee was designed to allow its members to periodically review Company business apart from the regularly scheduled meetings of the Board and for these members to provide ongoing advice to management. The Executive Committee was not intended to be comprised solely of independent directors. After considering the role of the Lead Independent Director and the resignation of Mr. Carlin from the Board, the Board determined that the Executive Committee was no longer necessary and dissolved the Executive Committee in November 2014.

Vote Required

The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The three nominees for the class of directors whose terms expire at the 2018 Annual Meeting of Stockholders receiving the highest number of affirmative votes of the stockholders entitled to vote at the Annual Meeting will be elected directors of XO Group. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote, except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes. Unless otherwise instructed, the Proxy holders will vote each returned Proxy “FOR” the nominees named above.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” Diane Irvine, Barbara Messing and Michael Steib, the three Class I nominees listed above.

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MANAGEMENT

The following table sets forth, as of April 16, 2015, the name, age and position of each of our executive officers.

Name	Age	Position

Michael Steib	38	Chief Executive Officer and President
Gillian Munson	44	Chief Financial Officer, Treasurer and Secretary
Nic Di Iorio	55	Chief Technology Officer
Rob Fassino	47	Chief Product Officer
Kristin Savilia	45	President of Local Marketplace

Michael Steib has been our Chief Executive Officer since March 2014 and joined XO Group in July 2013 as President. See “Continuing Directors for Term Ending upon the 2015 Annual Meeting of Stockholders (Class I)” above for a discussion of his business experience.

Gillian Munson is our Chief Financial Officer, Treasurer and Secretary, and joined XO Group in November 2013 from Allen & Company LLC, where she was Managing Director leading the firm’s principal investing and outreach activities with early stage technology-oriented companies. Ms. Munson was also a Vice President, Business Development at Symbol Technologies from March 2003 through July 2007. Prior to joining Symbol Technologies, she was an Executive Director and Senior Equity Analyst at Morgan Stanley, where she covered the mobile, storage and personal computing sectors. Ms. Munson began her career as a Research Associate at Hambrecht & Quist. Ms. Munson received a B.A. in Political Science and Economics from Colorado College.

Nic Di Iorio is our Chief Technology Officer and joined XO Group in February 2008. Before that, he was co-Founder and Chief Executive Officer of City 24/7 LLC from October 2006 to January 2008. Before that, he was Chief Technology Officer of the Interpublic Group of Companies (IPG), from October 2003 to June 2006. Before that, Mr. Di Iorio held the dual role of Executive Vice President, Chief Information Officer of the McCann WorldGroup (a wholly-owned subsidiary of IPG) and Chief Executive Officer of Marketing Communications Technologies Inc. (a wholly-owned subsidiary of the McCann WorldGroup), from April 1995 to September 2003. Before joining McCann, Mr. Di Iorio spent four years at Young & Rubicam as Vice President, Information Technology. He also spent ten years in Research and Development organizations at GTE and AT&T Bell Laboratories working on new technologies in the area of distributed systems, data networking, security and telecommunications. Mr. Di Iorio received a B.S. from City College of New York and earned an M.S. from NYU’s Polytechnic School of Engineering.

Rob Fassino is our Chief Product Officer. Mr. Fassino cofounded XO Group and rejoined the Company in June 2012. Before rejoining the Company, he was a systems and operations consultant to the iCC division of Group Commerce from May 2012 to June 2012. Prior to that, Mr. Fassino was Vice President/General Manager of Interactive at United Media from April 2007 to January 2011. Prior to that, Mr. Fassino served as our Vice President of Sales and Marketing from 1996 to 1998 and in 2005, and as our Vice President of Business Integration from 1999 to 2004. Before cofounding XO Group in 1996, Mr. Fassino was a Broadcast Producer, Information Architect, and Co-Founder/Director of the Interactive Division at the Margeotes Fertitta + Partners advertising agency. Mr. Fassino received a B.F.A. in Film from NYU’s Tisch School of the Arts.

Kristin Savilia is our President of Local Marketplace, and joined XO Group in July 2005. Since joining XO Group, Ms. Savilia has served in several roles with the Company, most recently as Executive Vice President of Local Enterprise from September 2011 to April 2015. From September 1999 to June 2005, Ms. Savilia was Executive Director of Bridal and Gift Registry at Linens ’n Things, Inc. Prior to that, she was a Regional Bridal Director and a buyer for Macy’s beginning in 1991. Ms. Savilia received a B.A. in History from Dartmouth College.

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EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) explains our compensation philosophy, policies, practices for fiscal year 2014, as well as certain fiscal year 2015 decisions, for the following executive officers, who are referred to in this CD&A and in the tables that follow as our “named executive officers”:

•	Michael Steib, our Chief Executive Officer and President;
•	David Liu, our former Chief Executive Officer;
•	Gillian Munson, our Chief Financial Officer, Treasurer and Secretary;
•	Nic Di Iorio, our Chief Technology Officer;
•	Rob Fassino, our Chief Product Officer; and
•	Kristin Savilia, our President of Local Marketplace.

As further described in the “Board Committees and Meetings” section of this Proxy Statement, the Compensation Committee of the Board (referred to in this discussion as the “Committee”) is responsible for determining the total direct compensation of our executive officers, including base salary, incentive pay, stock options and restricted stock.

This CD&A contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may likely differ materially from currently planned programs as summarized in this discussion.

2014 Executive Summary

Our mission is to help people navigate and truly enjoy life’s biggest moments, together. The year ended December 31, 2014 was a transformational investment year for our company. Our focus for the year was on expanding our local wedding vendor marketplace, increasing our market share of advertising and commerce in the baby space, growing our wedding registry and partner-based commerce businesses, and maintaining steady growth rates in our publishing business. To achieve these objectives, we needed, and continue to need, a highly talented and seasoned team of business professionals.

Highlights of our 2014 company performance include the following:

•	investments were made in the business to enhance our marketplace and invigorate our team and products to drive more audience and vendor engagement;
we committed to a plan to cease operations of our wedding supplies manufacturing and fulfillment business and close our warehouse in Redding, California in order to enhance the financial contribution of our ecommerce business;
•	we completed the disposition of our China wedding content and publishing operations (Ijie); we grew revenue 7.4% to $143.7 million, driven by our local and national online advertising offerings;
•	we improved gross margin 1.9% to 85.2% due to growth in high margin online and registry revenue and a continued shift away from the lower margin e-commerce business;
we executed two strategic acquisitions: Two Bright Lights, Inc., a leading wedding photography marketplace, and Gojee, Inc., a mobile development company;

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•	we released eight mobile applications and increased verified vendors on our platform;
•	we ended the year with $90.0 million in cash and cash equivalents and no debt; and we repurchased Common Stock totaling $1.6 million as part of our $20.0 million share repurchase authorization.

Highlights of our leadership recruitment and executive compensation program include:

•	Diane Irvine and Barbara Messing joined our Board of Directors and Compensation Committee, replacing Ira Carlin and Eileen Naughton, who resigned from the Board of Directors and the Compensation Committee in 2014;
•	we appointed a Lead Independent Director, Michael Zeisser;
•	we recruited new members to our leadership team, including Jennifer Garrett, EVP, National Enterprise Group, Katherine Brady, EVP, E-Commerce and Registry, and Dhanusha Sivajee, EVP, Marketing;
for 2014, the base salaries for Mr. Steib, Ms. Munson, Mr. Liu, Mr. Di Iorio and Mr. Fassino remained unchanged, and Ms. Savilia’s base salary was increased from $320,000 to $350,000;
•	we implemented a 2014 performance based bonus plan to support transitional success, and in March 2015, we paid out bonuses for 2014 performance, with 25% of the amount paid in cash and 75% of the amount paid in restricted stock which vest over three years;
•	in January 2015, we engaged Frederic W. Cook to aid in establishing our compensation philosophy and designing our compensation program for 2015;
in August 2014 and April 2015, we implemented new stock ownership guidelines for our Board of Directors and executive officers, respectively; and
•	we conducted an advisory vote on executive compensation, commonly referred to as a “say-on-pay” vote, at our 2014 Annual Meeting of Stockholders, which was approved by over 95% of the votes affirmatively cast at the meeting.

Philosophy and Objectives of Our Compensation Program

Philosophy. The goal of our executive compensation program is to (i) retain and attract top quality management, (ii) motivate them to contribute to our profitable business growth, and (iii) align them with our goal of creating long-term value for our stockholders.

Objectives. Our executive compensation program is designed to achieve a number of objectives:

•	Attract, Retain and Motivate. Provide competitive total compensation opportunities that enable us to attract, retain and motivate our named executive officers with the experience and skills to manage our growth and lead us to our next stage of development;
•	Align Interests with Stockholders. Align the interests of our executive officers with those of our stockholders;
•	Incentivize Performance. Reward achievement of our annual and long-term financial objectives by awarding a balance of cash and equity compensation for consistent achievement (and over-achievement).

Important Components of our Executive Compensation Program

•	Offer Letters. Although we typically sign a standard agreement with each of our executive officers upon hire, all of our executive officers are “at will” employees and these agreements do not provide for guaranteed annual equity grants, guaranteed increases to salaries, or guaranteed annual incentive bonuses.

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•	Emphasis on Variable Compensation. Our executive compensation is weighted toward at-risk, performance-based compensation in the form of an incentive bonus opportunity that is based on the achievement of specified financial results and personal, strategic and operational objectives.
•	Emphasis on Pay for Performance. Based on pre-established financial and personal performance objectives, the Compensation Committee awarded the named executive officers on average 117% of their target bonus awards in 2014.
•	No Stock-Option Repricing. Since our initial public offering in 1999, we have not repriced any underwater stock options.
•	No Tax Gross-Ups. We do not offer tax gross-ups to our named executive officers, except for one of our named executive officers who, in a legacy agreement, has a tax gross up for 409A violations that we do not believe will apply.
•	Perquisites. We do not typically provide any special executive perquisites. As our Compensation Committee deems appropriate, we occasionally pay relocation expenses when we hire key employees. We also provide some minimal perquisites that we broadly provide to all of our full-time regular employees and, in the case of Mr. Liu, we provided a leased automobile while he was employed with us.
•	Policy against Speculative Trading. We maintain a “no-hedging” policy that prohibits all of our directors, officers and employees from hedging their economic interest in the shares of our stock they hold.
•	Independent Compensation Consultant. Our Compensation Committee may engage its own independent compensation consultant from time to time as it determines appropriate. In making its determinations with respect to executive compensation, the Compensation Committee has not historically engaged the services of a compensation consultant, and did not do so with respect to compensation decisions made for fiscal year 2014. For fiscal year 2015, the Compensation Committee has engaged an independent compensation consultant to help the Committee establish and implement its compensation philosophy and plan for the 2015 fiscal year. This consultant does not provide any services to management.
•	Risk Analysis. We believe the structure of our executive compensation program minimizes the risk of inappropriate risk-taking by our executive officers.

To date, we have not employed any policies or guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

Compensation Setting Process

Role of the Committee

The Committee is responsible for overseeing our executive compensation program and administering our executive compensation program consistent with our philosophies and objectives. The Committee regularly consults with and reports to our full Board of Directors on its deliberations and actions.

The Committee reviews on a periodic basis our executive compensation program, including any incentive compensation plans, to determine whether they are appropriate, properly coordinated, and achieve their intended purposes, and has the authority to establish and implement any modifications or new plans or programs.

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The Committee relies upon its judgment in making compensation decisions, after reviewing the Company’s performance and carefully evaluating each executive’s performance against established goals, leadership qualities, operational performance, business responsibilities, career with XO Group, current compensation arrangements and long-term potential to enhance stockholder value.

Role of Management

In carrying out its responsibilities, the Committee works with members of our management team, including our Chief Executive Officer. Historically, our management team has assisted the Committee by providing information on the Company and individual performance, market data, and management’s perspective and recommendations on compensation matters.

Typically, our Chief Executive Officer has made recommendations to the Committee regarding the compensation of our employees, including our named executive officers (except with respect to his own compensation), and attends that portion of the Committee meetings in which compensation matters are discussed (except he recuses himself from that portion of Committee meetings with respect to discussions involving his own compensation).

While our Committee has solicited and reviewed our Chief Executive Officer’s recommendations and proposals with respect to compensation-related matters, it has only used these recommendations and proposals as one factor in making compensation decisions for our employees, including our named executive officers.

Role of Compensation Consultant

The Committee is authorized to retain the services of compensation consultants and other advisors from time to time, as it sees fit, in connection with the establishment of cash and equity compensation plans and arrangements and related policies. In making its determinations with respect to executive compensation, the Committee had not historically engaged the services of a compensation consultant and did not do so in connection with decisions made regarding 2014 compensation.

Use of Competitive Data

As part of its process, the Committee reviews executive compensation elements for a select group of publicly traded Internet and media companies with operating characteristics and market capitalization similar to XO Group, as well as industry leaders. We compile this information from proxy statements and other public reports filed by these companies. The Committee believes this information provides a reasonable indication of the market for executive services in which we compete. The internet and media companies within this group reviewed by the Committee in the past year included 1-800-FLOWERS.COM, Inc., Autobytel Inc., Blucora, Inc., Blue Nile, Inc., Marchex, Inc., Martha Stewart Living Omnimedia, Inc., Monster Worldwide, Inc., Move, Inc., Netflix, Inc., OpenTable, Inc., Priceline.com Incorporated, TechTarget, Inc., TheStreet.com, Inc., WebMD Health Corp. and ZipRealty, Inc.

The Committee intends to review our peer group at least annually and make adjustments to its composition as necessary to reflect appropriately the market in which we compete for talented leaders. In this regard, the Compensation Committee engaged Frederic W. Cook in January 2015 to recommend updates to our peer group and to conduct a new assessment comparing the compensation of our executive management team to compensation for similarly situated executives at our peer group companies. In developing the revised peer group, Frederic W. Cook recommended companies that represented more suitable comparisons in terms of size and business focus. Accordingly, certain peer group members, such as Netflix, Priceline and The Street were replaced by new peer group members. The competitive assessment conducted in 2015 and the peer group developed for 2015 did not factor into the decisions made with respect to 2014 executive compensation.

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Elements of Executive Compensation

Executive officers are compensated with a combination of cash payments and equity awards designed to reward recent results and motivate long-term performance. We do not set apportionment goals for each form of compensation. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our executive officers to deliver superior performance and retain them to continue their careers with XO Group. The primary elements of the compensation packages for our executive officers currently include the following:

•	Base salary and benefits which are designed to attract, retain and motivate executives over time.

•	Annual incentives under our long-term incentive plan which are designed to attract, retain and motivate executives over time, while also aligning leaders with our annual financial and operational goals.

•	Long-term incentives in the form of awards under our long-term incentive plan and stock options and restricted Common Stock under our stock incentive plan, all of which are designed to align the interest of each executive officer with those of our stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake. Historically, long-term incentives have represented the most significant element of compensation for our executive officers.

We do not maintain any retirement plans or plans that provide for deferral of compensation other than our 401(k) savings plan.

Base Salary

The base salary for each executive officer is determined on the basis of a number of factors: experience, personal performance, the median salary levels in effect for similar positions within the comparison group of companies and internal base salary comparability considerations. The weight given to each of these factors may differ from individual to individual as the Committee deems appropriate. Base salaries are generally reviewed on an annual basis, with adjustments made effective in the first quarter in accordance with the factors indicated above. In addition, in reviewing annual adjustments, the Committee takes into account XO Group’s performance in the year then ended. For 2014, the base salaries for Mr. Steib, Ms. Munson, Mr. Liu, Mr. Di Iorio and Mr. Fassino remained unchanged as the Committee determined the current base salary amounts remained reasonable in light of their personal performance and the performance of XO Group as a whole. Ms. Savilia’s base salary was increased from $320,000 to $350,000 effective March 1, 2014, on the basis of her overall personal performance since her hire (which the Committee determined had been superior), a review of salary levels in effect for similar positions within the comparison group of companies, and a determination that her contributions would be critical to the future performance of XO Group and therefore that her satisfaction with her base salary compared to market levels was an important element in maintaining the appropriate motivation to continue such level of performance.

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Annual and Long-Term Incentives

In 2011, the Committee adopted, and our stockholders approved, the 2011 Long-Term Incentive Plan (“LTIP”), pursuant to which our executive officers and other employees may receive compensatory awards based on the achievement of specified performance goals related to the performance of the Company and/or its affiliates.

At the beginning of 2014, the Committee approved a program under the LTIP pursuant to which our named executive officers each had the opportunity to earn awards for fiscal year 2014 based on the achievement of specified performance goals for fiscal year 2014. The fiscal year 2014 LTIP awards would be payable 25% in cash and 75% in shares of restricted stock, as further described below.

The Committee set the LTIP fiscal year 2014 performance goals, including the base (threshold), budget (target) and peak (maximum) levels of achievement, for our named executive officers based on the investment mode the Company entered in late 2013, which was directed at upgrading our products and technology, transforming our wedding-based business toward a marketplace model and growing The Bump business. Specifically, the Compensation Committee chose revenue and operating expense targets as financial goals that reflect a focus on managing revenue stability and the investment mode of the company. In addition, the Committee chose three strategic goals, focusing on progress in products (8 mobile applications released), platform progress (target number of verified vendors to be added to our platform), and business focus (a successful disposition of our Ijie operations). The Compensation Committee’s choice of these metrics for 2014 does not mean the Committee will choose these same metrics in future years.

Further, in establishing the bonus opportunities for each of our named executive officers, the Committee considered bonus opportunities for similar positions in our select group of peer companies set forth above. As a result of this review, the target bonus opportunity for Mr. Steib was established as 127% of base salary and the maximum bonus opportunity for Mr. Steib was established as 190.5% of base salary and the target bonus opportunity and maximum bonus opportunity for all other named executive officers was established as 109% of base salary and 145% of base salary, respectively. The threshold, target and maximum levels of achievement for the fiscal year 2014 LTIP award opportunities for each of our named executive officers are included in the “Grants of Plan-Based Awards in 2014” table below in the columns under the heading “Estimated Future Payouts Under Equity Incentive Plan Awards.” The performance goals used in the fiscal year 2014 LTIP program include the goals set forth below (note, as described in more detail below, these goals do not apply equally to all named executive officers).

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Performance Goal	Base (Threshold) Performance	Budget (Target) Performance	Peak (Maximum) Performance
Core Revenue*	$133,486,136	$142,006,528	$150,526,920
Core Operating Expense*	$109,007,934	$103,817,080	$98,626,226
Division Specific Revenue -
Local Enterprise	99% over prior year	110% over prior year	121% over prior year
Division Specific Operating Expense –
Chief Technology Officer	166% over prior year	158% over prior year	151% over prior year
Chief Product Officer	155% over prior year	141% over prior year	126% over prior year
President of Local Marketplace	137% over prior year	130% over prior year	124% over prior year
Other Metrics
Mobile - Release 8 Apps**	65%	100%	135%
Platform - Achieve Verified Vendor Target	80%	100%	120%
Business Focus - Successful Disposition of Ijie Operations	65%	100%	135%
Personal Goals***	See below 65%	See below 100%	See below 135%

* For purposes of the LTIP, “Core Revenue” was determined in accordance with U.S. Generally Accepted Accounting Principles and as reported in our publicly filed financial statements, excluding Ijie.com, and “Core Operating Expense” was determined in accordance with U.S. Generally Accepted Accounting Principles and as reported in our publicly filed financial statements, excluding Ijie.com and depreciation and amortization. Further “Core Revenue” and “Core Operating Expense” excludes the impact of any acquisitions, investments or divestitures which require the XO Group to apply a relevant FASB Accounting Standards Codification (“ASC”), based upon approved projections and in conformity with the provisions of such ASC, or alternatively may be adjusted and/or pro-rated by the Committee for such events to the extent consistent with Code Section 162(m).

** The Committee’s assessment of achievement was to be determined based on the number of mobile apps released, on a linear basis, with the threshold is level of achievement reached at six mobile apps, and maximum level of achievement at over ten mobile apps.

*** The Committee’s assessment of achievement of each named executive officer’s personal goals was to be determined based on a holistic review of the applicable named executive officer’s performance against such pre-determined personal goals.

The personal goals used in the fiscal year 2014 LTIP program for each of our named executive officers are set forth below.

Named Executive Officer	Personal Goals
Mr. Steib	Deliver mobile experience, increase marketplace liquidity and membership, exceed financial goals while launching future products, and build company culture.
Ms. Munson	Manage finance function, execute capital allocation strategy, and convey our strategy to the investment community.
Mr. Di Iorio	Enable mobile transformation and marketplace foundation, streamline support services, and optimize off-shore capacity.
Mr. Fassino	Launch user-centric, mobile-first, socially-enabled digital products.
Ms. Savilia	Execute to sales, revenue, and operating expense budget, and support marketplace transformation.

For each performance goal’s threshold, target and maximum level of achievement set forth above, the Committee assigned a payout percentage (the “Payout Percentage”). For threshold and target levels of achievement, this Payout Percentage was 55% and 100%, respectively, for all named executive officers, and for maximum levels of achievement, this Payout Percentage was 150% for Mr. Steib, 139% for Mr. Liu, and 133% for all other named executive officers.

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The Payout Percentage for performance that falls between bonus tiers was to be determined on a linear basis between the immediately adjacent lower and higher bonus tiers; provided, however, that the Payout Percentage would be 0% and no award would be earned for a performance goal until at least the threshold performance was achieved and in no event shall the Payout Percentage exceed the Payout Percentage listed above for the maximum level of achievement, even if performance exceeds such level.

The weighting of each performance goal under our fiscal year 2014 LTIP program for each named executive officer is set forth below.

Performance Goal	Mr. Steib	Ms. Munson	Mr. Liu	Mr. Di Iorio	Mr. Fassino	Ms. Savilia
Core Revenue	25%	25%	5%	25%	25%
Core Operating Expense	25%	25%	5%
Division Specific Revenue -
Local Enterprise						50%
Division Specific Operating Expense –
Chief Technology Officer				25%
Chief Product Officer					25%
President of Local Marketplace						25%
Other Metrics
Mobile - Release 8 Apps	8.3%	8.3%	5%	12.5%	12.5%
Verified Vendors	8.3%	8.3%	5%	12.5%	12.5%	12.5%
Successful Disposition of Ijie Operations	8.3%	8.3%	80%
Personal Goals	25%	25%	-	25%	25%	12.5%

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Set forth below is the percentage of achievement of each performance goal for our fiscal year 2014 LTIP program.

Performance Goal	Percentage Achieved
Core Revenue	100%
Core Operating Expense	94%
Division Specific Revenue -
Local Enterprise	97%
Division Specific Operating Expense –
Chief Technology Officer	95%
Chief Product Officer	92%
President of Local Marketplace	97%
Other Metrics
Mobile - Release 8 Apps	100%
Verified Vendors	106%
Successful Disposition of Ijie Operations	100%
Personal Goals
Mr. Steib	150%
Ms. Munson	133%
Mr. Di Iorio	133%
Mr. Fassino	133%
Ms. Savilia	133%

The Committee determined that each of the named executive officers achieved maximum levels of achievement on their personal goals. This determination was made as a result of a number of factors, including each of the named executive officer’s roles in the following:

•	Achievement of key 2014 business and personal goals;
•	The successful repositioning of a significant portion of the Company’s products to user-centric, mobile-first, leading-edge products;
•	Improving the focus of the Company by consolidating and/or disposing of the Ijie, wedding supplies manufacturing and fulfillment, and weddingchannel.com operations;
•	Successfully managing other transitions important to our long term marketplace success that could have disrupted revenue, such as the expansion of vendor listings on TheKnot.com to ten times their previous number; and
•	Successfully educating investors about our transformation and strategy.

The Committee calculated the specific awards under our fiscal year 2014 LTIP program as follows:

•	First, the Committee determined the percentage of achievement of each applicable performance goal, and determined the corresponding Payout Percentage.

•	Then, for each named executive officer, the Committee (i) multiplied (x) the Payout Percentage applicable to each performance goal by (y) the weighting of such performance goal for the named executive officer and (ii) added the resulting percentages together.

•	Then, the Committee multiplied the resulting percentage for each named executive officer by the named executive officer’s target bonus opportunity (the “Award Factor”).

•	Finally, the Committee multiplied the Award Factor by the applicable named executive officer’s base salary as of March 1, 2014.

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The resulting award for each of our named executive officers under our fiscal year 2014 LTIP is set forth below.

Named Executive Officer	Fiscal Year 2014 LTIP Award	Cash Component of Award (25%)	Restricted Stock Component of Award (75%)
Mr. Steib	$805,276	$201,319	$603,957
Ms. Munson	$449,018	$112,254	$336,764
Mr. Di Iorio	$450,592	$112,648	$337,944
Mr. Fassino	$443,875	$110,969	$332,906
Ms. Savilia	$377,797	$94,449	$283,348

The fiscal year 2014 LTIP awards were paid as follows: 25% of each fiscal year 2014 LTIP award was paid in cash to the applicable named executive officer on March 31, 2015, and 75% of each fiscal year 2014 LTIP award was provided to the applicable named executive officer in the form of restricted stock on March 11, 2015. The number of shares of restricted stock issued was determined by dividing 75% of the fiscal year 2014 LTIP award by the average of the closing sales prices of the XO Group Common Stock for the 30 trading days before the date of grant. Further, the restricted stock will vest in equal annual installments over a 3-year period measured from the date of grant, subject to the applicable executive’s continued employment with XO Group through each vesting date; provided, in the event of a change-in-control of XO Group or the termination of the executive’s service due to death or disability, 100% of the restricted stock will immediately vest.

Due to Mr. Liu’s ceasing to be a Company employee on December 15, 2014, Mr. Liu was not eligible for an award under our fiscal year 2014 LTIP. However, because the fiscal year was substantially complete at such time, and in recognition of Mr. Liu’s contributions in fiscal year 2014, the Committee determined to provide Mr. Liu with the fiscal year 2014 LTIP award that the Committee estimated would otherwise be paid in 2015 under our fiscal year 2014 LTIP program. This determination was based on the then-current financial condition of the Company and the impending disposition of the Ijie operations, as compared to the performance goals, weighting, and 2014 LTIP calculation methodology described above as applicable to Mr. Liu, and resulted in a payment in December 2014 of $443,113 to Mr. Liu.

Long-Term Incentives — Stock Incentive Plan Awards

Our long-term incentive compensation has historically been provided through grants of stock options and restricted stock under our Stock Incentive Plan. Option grants allow the executive to acquire shares of our Common Stock at a fixed price per share, which is the closing market price of our Common Stock on the date of grant, during the term of the option. Historically, our option grants have had 10-year terms, although options granted in 2007 and 2013 to certain executive officers had 5-year terms. Each option generally becomes exercisable in installments over periods ranging up to four years from the grant date. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed during the vesting period, and then only if the market price of our Common Stock appreciates from the option’s exercise price. Restricted stock is issued to executives at par value ($0.01 per share) and generally vests in installments over periods ranging three to four years from the grant date. Accordingly, the restricted stock grant will provide a return to the executive officer only if the executive officer remains employed during the vesting period. The value of the restricted stock to the executive increases as the market price of our Common Stock increases, but because no specific amount of market price appreciation is necessary for a return to be provided to the executive, the number of shares underlying our restricted stock grants is lower relative to the number of shares underlying our stock option grants.

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The Committee considers several factors when determining to grant Stock Incentive Plan awards to an executive officer, including long-term incentive compensation awarded within the comparison group of companies, the number of unvested stock-based awards held by the executive, the executive’s performance during the prior year, the executive’s expected contribution to our long-term performance and the retention value of the award. All stock-based awards to executive officers are approved by the Committee, and grants are made on or following the date of the Committee approval. The Committee also approves any stock-based grants in connection with the hiring of an executive officer.

In March 2014, we awarded 25,000 shares of restricted stock to Ms. Savilia which vest in a series of four equal annual installments, with the first vesting date on March 7, 2015, subject to her continued employment with XO Group through each vesting date. The Committee considered all of the factors listed above when awarding these shares in 2014, with the executives’ expected contribution to our long-term performance weighted most heavily.

In April 2014, we also awarded 125,000 shares of restricted stock to Mr. Liu, 50% of which would have vested in a series of four equal annual installments, with the first vest date on April 7, 2015, and the remaining 50% of which would have vested based on Mr. Liu’s achievement of certain qualitative operational and strategic objectives, in each case, subject to Mr. Liu’s continued employment with XO Group through each vesting date. At the same time, we awarded Mr. Liu a stock option to purchase 100,000 shares of our Common Stock, which stock option would have vested and become exercisable in four equal annual installments, with the first vest date on April 7, 2015, subject to Mr. Liu’s continued employment with XO Group through each vesting date. All 125,000 of the restricted shares issued to Mr. Liu in 2014, and all of Mr. Liu’s outstanding options, were forfeited in connection with Mr. Liu’s ceasing to be a Company employee as of December 15, 2014.

Pursuant to Mr. Steib’s employment agreement, Mr. Steib is eligible to receive a grant of an aggregate of 125,000 shares of performance-based restricted stock through the end of fiscal year 2016. Such shares would be granted in four annual installments of 31,250 shares each, and would be subject to performance vesting. The performance goals for the performance-based vesting requirements are set near the beginning of each year covered by the award. Selecting and setting goals on an annual basis allows the Committee to assess progress and changes in our business industry to ensure that the goals selected align with the Company’s strategic priorities and long-term best interests. 31,250 of such shares of performance-based restricted stock were granted to Mr. Steib on September 27, 2013 and subsequently vested on February 4, 2014 based on Mr. Steib’s achievement of certain qualitative operational and strategic objectives towards setting the foundation for future long-term growth of XO Group, including recruiting talent, product focus, product improvement and prioritizing and allocating resources. In addition, 31,250 of such shares of performance-based restricted stock were granted to Mr. Steib on March 7, 2014 and vested on March 11, 2015 based on Mr. Steib’s achievement of the personal goals established by the Committee for Mr. Steib in connection with the 2014 LTIP. The goals used to measure performance for the 2014 award included Mr. Steib’s enabling the Company to deliver a mobile experience, increasing marketplace liquidity and membership, exceeding financial goals while launching future products, and building company culture.

The grants of the above-described long-term incentive awards to each of Mr. Steib and Ms. Savilia were awarded by the then-current Committee as one-time grants in order to maximize incentive and reward the performance to date. Upon review of the 2014 long-term incentive plan, the current Committee has determined that, in 2015, the Company will move to a more traditional structure comprised of a long-term equity incentive grant and a cash bonus, with the intent to help further align such executive’s interests with best market practices and the long-term interests of the Company and our stockholders.

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2013 Signing Bonuses

In connection with the commencement of their employment with XO Group in 2013, Mr. Steib and Ms. Munson each received a signing bonus in the amount of $200,000 and $50,000, respectively, subject to repayment upon certain terminations following their start date. Certain of these repayment obligations ended upon the first anniversary of Mr. Steib’s and Ms. Munson’s employment with XO Group in 2014. Mr. Steib’s signing bonus was subject to repayment (i) in full if he was either terminated for “cause” or resigned without “good reason” (as each of those terms are defined in his employment agreement) prior to the first anniversary of his start date and (ii) if such termination occurred on or following the first anniversary of his start date and prior to the second anniversary of his start date, then 50% of the signing bonus is subject to repayment. Ms. Munson’s signing bonus was subject to repayment in full if she was either terminated for “cause” or resigned without “good reason” (as each of those terms are defined in her employment agreement) before the first anniversary of her start date. In each case, the Committee believed that the signing bonuses were appropriate as part of the compensation package necessary to recruit Mr. Steib and Ms. Munson to join XO Group.

Executive Severance and Change-In-Control Agreements

Our executive officers have employment agreements with us which are terminable at any time. Under the agreements for each executive officer except for Mr. Liu, if an executive is terminated by us “without cause” or resigns for “good reason,” the executive is entitled to a lump sum payment equivalent to one year’s salary plus continuation of all benefits associated with the executive’s employment during the one year following termination.

In addition to the above, Mr. Steib’s lump sum payment will be increased to two years’ salary if he terminates his employment as a result of (1) a material diminution in his duties as set forth in his employment agreement, (2) a breach of the provision of his employment agreement setting forth Mr. Steib’s general powers and duties of supervision and management of XO Group’s business, or (3) a change in XO Group’s reporting structure whereby (a) Mr. Steib is required to report to an officer other than the Chief Executive Officer or to a Chief Executive Officer other than David Liu, or (b) after June 30, 2014, any one or more of XO Group’s non-CEO executive officers do not report directly to Mr. Steib or his designee.

The terms “without cause” and “good reason” are defined in each executive’s employment agreement and are summarized below.

•	“Without cause” under the employment agreements for our executive officers generally means a termination of the executive’s employment other than for death, disability or “cause” or any resignation by the executive other than for “good reason.”

•	“Cause” under the employment agreements for our executive officers generally means (1) the executive’s failure to perform the principal elements of his or her duties, which failure is not cured within 20 days following written notice, (2) the executive’s conviction of, or plea of nolo contendere to, a felony or any other crime involving dishonesty, fraud, or moral turpitude, (3) the executive’s gross negligence or willful misconduct in connection with the performance of his or her duties and responsibilities, (4) the executive’s failure to comply with rules and policies governing employee conduct or Board directives, or (5) the executive’s breach of any non-disclosure, non-solicitation, non-competition or other restrictive covenant obligations.

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•	“Good reason” under the employment agreements for our executive officers generally means (1) any reduction of base salary, (2) the relocation of the executive’s principal place of business outside of New York City (although note that the new employment agreement with Mr. Liu and the amendments to the employment agreements with Mr. Steib and Ms. Munson, in each case, entered into in April 2014 revised this trigger to instead require a more than 20 mile relocation from their principal place of business), or (3) the material diminution of the executive’s responsibilities or authority, any reduction of the executive’s title or a change of the executive’s reporting structure. “Good reason” under Mr. Liu’s and Mr. Steib’s agreements also includes a material breach of their respective agreements by XO Group, the material and repeated interference by the Board with the discharge of their respective duties and responsibilities at any time following a change-in-control transaction. “Good reason” under Mr. Steib’s agreement further includes (1) a material reduction in his annual bonus or LTIP opportunity, (2) any diminution of his title, (3) a material diminution of his duties, authorities or responsibilities as set forth in his employment agreement or any breach of the provision of his employment agreement setting forth Mr. Steib’s general powers and duties of supervision and management of XO Group’s business, and (4) a change in XO Group’s reporting structure whereby (a) Mr. Steib is required to report to an officer other than the Chief Executive Officer or to a Chief Executive Officer other than Mr. Liu, or (b) after June 30, 2014, any one or more of XO Group’s non-CEO executive officers do not report directly to Mr. Steib or his designee.

Upon voluntary termination (unless for “good reason” as described above), termination for cause, death or disability, each of our executive officers would receive benefits available generally to all our employees, including distributions from the 401(k) plan, disability benefits, if applicable, and accrued vacation pay, if applicable. With the exception of termination for cause, vested stock options held by each executive officer would remain exercisable for periods also available generally to our employees. Upon termination for cause, all outstanding stock options held by our executive officers would be cancelled immediately and all unvested shares of restricted Common Stock would be forfeited.

Shares of restricted stock granted to executive officers in 2012 and 2013 under the LTIP vested in February 2014 and March 2014, respectively.  If, prior to the applicable vesting date,  a change in the ownership of the Company occurred (i.e., (1) any one person, or more than one person acting as a group, acquires ownership of the stock of the Company that, together with the stock held by such person, constitutes more than 50% of the total voting power of the stock of the Company, or (2) the Company completes the sale of all or substantially all of the Company’s assets), then 100% of the shares of restricted stock granted to executive officers in 2012 and 2013 under the LTIP would have immediately vested. Further, Ms. Savilia’s employment letter provides that in no event will the terms of equity awards granted to her with respect to accelerated vesting upon a change in control be less favorable than the terms made available to any other executive officer. In addition, if either Ms. Munson’s or Mr. Steib’s employment is terminated in connection with a change in the ownership of the Company, then (1) the restricted stock granted to Ms. Munson, and both the time-vested restricted stock and options granted to Mr. Steib, in connection with the commencement of their employment with the Company in 2013, will vest in an amount equal to 50% of the amount unvested prior to such termination or, if greater, the amount that would become vested on the first anniversary of the termination (assuming they had continued employment with the Company through such date), (2) the performance-vested restricted stock granted to Mr. Steib pursuant to his employment agreement will vest upon an assessment, to be made by the Committee prior to the change in control, that any applicable objective performance goals have been achieved for the then-current or most recent performance period, and (3) any unvested awards granted under the LTIP that are paid in the form of an equity award will become fully vested according to the terms of the LTIP.

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Mr. Liu ceased to be a Company employee on December 15, 2014. Prior to such date, pursuant to the terms Mr. Liu’s employment agreement, if Mr. Liu was terminated by us “without cause” or resigned for “good reason,” he would have been entitled to continuation of salary (paid periodically) and benefits for two years following termination. In addition, to the extent any payment made to Mr. Liu or for his benefit as a result of a change in control would have been be subject to an excise tax imposed by Code Section 4999, Mr. Liu’s original employment agreement provided him with a gross-up payment to cover the excise tax and any taxes incurred by him upon the payment of such gross-up payment. However, Mr. Liu’s employment agreement was amended in April 2014 and this tax gross-up payment was removed in its entirety. Finally, Mr. Liu’s employment agreement provided that, if there was a change-in-control transaction, in no event will the terms of the equity awards granted to him with respect to accelerated vesting upon a change in control of XO Group be less favorable than the terms made available to any other executive officer and after any such change in control his target bonus opportunity would have been 50% of his base salary, his maximum bonus opportunity would have been at least 100% of his base salary, and for the purposes of these calculations, his base salary would have been assumed to be the greater of $500,000 and his actual base salary in effect on the date of calculation. Mr. Liu was also entitled to reimbursement of reasonable legal fees and expenses if, after a change-of-control, any dispute arises regarding the provisions of his employment agreement and he prevails to a substantial extent with respect to any claims brought in such dispute.

For additional information regarding estimates of amounts payable in connection with executive severance or a change-in-control, see the “Potential Payments upon Termination or Change-In-Control” tables.

Retirement and Other Benefits

We have a tax-qualified Section 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Under this plan, participants may elect to make pre-tax contributions, not to exceed the applicable statutory income tax limitation (which was $17,500 in 2014). In 2014, we provided a matching contribution equal to 25% of the first 4% of a participant’s salary deferrals. Our contributions to the accounts of our named executive officers are shown in the All Other Compensation column of the Summary Compensation Table below. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan.

Additional benefits received by our named executive officers include Company-funded executive group life insurance; group medical plans and medical and dependent care flexible spending accounts available to salaried employees generally; participation in an employee stock purchase plan available to employees generally; and, in the case of Mr. Liu, a leased automobile.

In recognition of the international nature of the Company’s business, in August 2013, the Committee adopted an International Assignment Allowance and Tax Equalization Policy for the benefit of designated employees, including executive officers, who are expected to work on a temporary basis outside of their home countries. The policy is designed to ensure that while working abroad, a participating employee can maintain the purchasing power similar to what the employee has in the home country, and is kept in a “tax neutral” position relative to the total compensation the employee would have received in the home country absent the work abroad. In connection with the time expected to be spent working in the People’s Republic of China during 2014 by Mr. Liu, the Committee designated him as eligible to participate in the policy. The Committee approved expense reimbursements and tax equalization under the policy not to exceed an aggregate of $200,000 for Mr. Liu, together with his wife, Carley Roney (a cofounder of the Company).

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Except as described herein, we generally do not provide perquisites or other personal benefits to our named executive officers. Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites in limited circumstances, such as where we believe they are appropriate to assist our executives in the performance of their duties, to make our executives more efficient and effective, and/or for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Committee.

While we intend to continue to maintain our current benefits and perquisites for our named executive officers, we have discretion to revise, amend, or add to them. We believe these benefits and perquisites are at competitive levels for comparable companies.

Stock Ownership Guidelines

The Board believes that our executive officers and certain other members of our leadership team should own and hold our common stock to further align their interests with the interests of our stockholders and to further promote our commitment to sound corporate governance. Therefore, in April of 2015, the Board adopted the following minimum stock ownership guidelines applicable for our executive officers:

Each of our executive officers, and certain other members of our leadership team as identified by our Compensation Committee, is required to own XO Group common stock equal to a multiple of his or her annual base salary as follows: three times base salary in the case of our Chief Executive Officer, two times base salary in the case of our Chief Financial Officer, and one time base salary in the case of all others. Each person has until the later of April 2020 or five years from the date that the person is appointed and subject to these guidelines to attain and maintain such ownership levels. For purposes of these guidelines, the value of a share shall be measured as the greater of the then-current market price or the closing price of a share of the Company’s common stock on the acquisition date.

Recoupment Policy and Other Potential Impact from Executive Misconduct

If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limitation, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or rewarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Policy on Stock Trading and Hedging

We have in place a pre-clearance process for all trades in our securities which all executive officers and other insiders must follow. Executive officers and other insiders are also prohibited from short-selling our Common Stock or engaging in hedging transactions involving traded options, warrants, stock appreciation rights or similar rights whose value is derived from the value of our Common Stock. This prohibition includes, but is not limited to, trading in XO Group-based put and call option contracts, derivatives transactions in straddles, and the like.

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Tax and Accounting Considerations

In determining executive compensation, the Committee also considers, among other factors, the possible tax consequences to us and to our executives, accounting consequences to us and the impact of certain arrangements on stockholder dilution. However, to maintain maximum flexibility in designing compensation programs, the Committee, while considering these items as factors in determining compensation, will not limit compensation to those levels or types of compensation that are intended to have a particular tax or accounting result, to be deductible by the Company, or to achieve a specific level of stockholder dilution.

Section 162(m) of the Code limits the amount that a public company may deduct from federal income taxes for remuneration paid to the chief executive officer and the three other most highly paid executive officers, other than the chief financial officer, to $1.0 million per executive per year, unless certain requirements are met. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of the Company and our stockholders.

Sections 280G and 4999 of the Code provide that executive officers, persons who hold significant equity interests and certain other highly-compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of XO Group that exceeds certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Further, Section 409A of the Code imposes certain additional taxes on service providers who enter into certain deferred compensation arrangements that do not comply with the requirements of Section 409A. We do not have any agreements to pay any named executive officer, other than Ms. Savilia, a “gross-up” or other reimbursement payment for any tax liability that he or she might owe, including as a result of the application of Sections 280G, 4999 or 409A. Pursuant to the terms of Ms. Savilia’s employment agreement, if any payment or benefit provided pursuant to Ms. Savilia’s employment agreement would be subject to additional tax, interest and/or penalties pursuant to Section 409A, Ms. Savilia shall be entitled to a payment equal to such additional tax, interest and/or penalties, plus an amount equal to any tax, interest and/or penalties on such payment.

Impact of Last Year’s Say-On-Pay Vote

At last year’s Annual Meeting, our stockholders approved the compensation of our named executives with approximately 95% of the votes cast voting in favor. This vote is commonly known as “say-on-pay.” At our 2012 annual meeting, a majority of our stockholders indicated their preference for an annual say-on-pay vote. Our Board subsequently determined that future say-on-pay votes will be held every year until the next vote on the frequency of such advisory votes.

The Committee considered the results of the 2014 say-on-pay vote, and based upon the strong stockholder support, does not believe that our executive compensation program requires material changes. Nevertheless, the Committee has engaged Frederic W. Cook to consider whether modifications to our executive compensation program should be made for fiscal year 2015.  The Committee will continue to consider the views of our stockholders in connection with our executive compensation program and make improvements based upon evolving best practices, market compensation information and changing regulatory requirements.

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Compensation Committee Report

The Compensation Committee of the Board of Directors has furnished the following report:

The Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based on that review and discussion, the Committee has recommended to the Board of Directors that the CD&A be included in our Proxy Statement for the 2014 Annual Meeting of Stockholders and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Submitted by the Compensation Committee of the Board of Directors of XO Group Inc.:

Diane Irvine (Chair)

Barbara Messing

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report shall not be deemed to be incorporated by reference into any such filings, unless we specifically incorporate these reports by reference in some other filed document.

Relationship between Compensation Plans and Risk

We believe that XO Group’s compensation programs, either individually or in the aggregate, do not encourage executives or employees to undertake unnecessary or excessive risks that are reasonably likely to have a material adverse effect on us. We note the following mitigating factors:

•	The Committee sets the performance goals for our annual Long-Term Incentive Plan. These goals typically are objective financial goals which the Committee believes are appropriately correlated with stockholder value;

•	The use of equity awards fosters executive retention and aligns our executives’ interests with those of our stockholders; and

•	Our compensation policies and programs are designed to encourage employees to remain focused on both short-term and long-term goals through the use of performance-based bonuses, which focus on annual and/or quarterly performance goals, and equity awards, which typically vest over a number of years and therefore encourage employees to focus on long-term performance.

Summary Compensation Table

The following table sets forth information with respect to the compensation of the following executive officers of XO Group for services rendered in all capacities to us for the years ended December 31, 2014, 2013, and 2012. In this Proxy Statement, we refer to these individuals as our Named Executive Officers. This group includes each person who served as our Chief Executive Officer in 2014, our Chief Financial Officer, and the three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) for the year ended December 31, 2014.

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Name and Principal Position	Year	Salary($)	Bonus($)(1)	Stock Awards($)(2)	Option Awards($)(2)	Non–Equity Incentive Plan Compensation($)		All Other Compensation($)(3)	Total($)
David Liu	2014	383,333	–	1,283,750	309,000	–		584,741	2,560,824
Former Chief	2013	400,000	–	369,600	–	–		85,743	855,343
Executive Officer(4)	2012	395,000	–	–	–	103,488	(5)	18,257	516,745
Michael Steib(6)	2014	500,000	–	375,625	–	805,276	(7)	3,266	1,684,167
Chief Executive Officer	2013	250,000	306,250	2,025,000	387,900	–		273	2,969,423
and President	–	–	–	–	–	–		–	–
Gillian Munson(8)	2014	350,000	–	–	–	449,018	(7)	3,266	802,284
Chief	2013	35,897	50,000	1,856,250	–	–		201	1,942,348
Financial Officer	–	–	–	–	–	–		–	–
Kristin Savilia	2014	350,000	–	300,500	–	377,797	(7)	3,266	1,031,563
President of	2013	320,000	–	369,600	–	–		3,204	692,804
Local Marketplace	2012	261,692	–	–	–	57,611	(5)	7,020	326,323
Nic Di Iorio	2014	350,000	–	–	–	450,592	(7)	3,266	803,858
Chief	2013	350,000	–	369,600	–	–		3,170	722,770
Technology Officer	2012	350,000	–	–	–	76,923	(5)	2,841	429,764
Rob Fassino	2014	350,000	–	–	–	443,875	(7)	666	794,541
Chief	2013	293,750	–	99,090	–	–		654	393,494
Product Officer	2012	142,789	–	261,600	–	6,690	(5)	382	411,461

(1)	The amount for Mr. Steib for 2013 represents (i) the contractual signing bonus in the amount of $200,000 he received in conjunction with the commencement of his employment with the Company and (ii) Mr. Steib’s 2013 award under our 2011 Long-Term Incentive Plan in the amount of $106,250, which was paid in cash on March 15, 2014. The amount for Ms. Munson for 2013 represents the contractual signing bonus she received in conjunction with the commencement of her employment with the Company.
(2)	For Mr. Steib and Ms. Munson, the 2013 amounts represent the aggregate grant date fair value of inducement equity grants made in accordance with the commencement of their employment with the Company in 2013 pursuant to the terms of their respective employment agreements. The remaining amounts for the named executive officers represent the aggregate grant date fair value of service-based restricted stock awards made in 2012, 2013 or 2014. The amounts are computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, and in accordance with SEC rules. For the assumptions used to determine the grant date fair values, see Note 4 to our Annual Report on Form 10-K for the year ended December 31, 2014. Under our Stock Incentive Plan, restricted stock award recipients pay us the par value for the stock, which is $0.01 per share.
(3)	Amounts represent the value of perquisites and other personal benefits which are further detailed below.
(4)	Mr. Liu served as our Chief Executive Officer until March 11, 2014. From March 11, 2014 to December 15, 2014, Mr. Liu continued to serve the Company as an executive officer under the title of Co-founder. As of December 15, 2014, Mr. Liu is no longer an employee of the Company. Due to Mr. Liu’s ceasing to be a Company employee, the awards granted in 2014 for Mr. Liu were forfeited during our fiscal year 2014.
(5)	Amounts represent payments under our 2011 Long-Term Incentive Plan for 2012 performance. For each executive officer, the amount for 2012 represents non-equity incentive plan compensation awarded as stock under our Stock Incentive Plan in March 2013 based on the closing price per share of our Common Stock reported on the New York Stock Exchange on March 6, 2013 ($9.25).
(6)	Mr. Steib joined the Company on July 1, 2013. On March 11, 2014, Mr. Steib was appointed Chief Executive Officer of the Company.
(7)	Amounts represent payments for 2014 performance under our 2011 Long-Term Incentive Plan. 25% of this amount was paid in cash to the applicable named executive officer on March 31, 2015 and 75% of this amount was awarded as stock under our Stock Incentive Plan in March 2015 based on the average of the closing sales prices of the XO Group Common Stock for the 30 trading days before the date of grant ($16.31).
(8)	Ms. Munson joined the Company in November 2013.

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Name	Year	XO Group Leased Automobile ($)	XO Group Matched 401(k) Contribution ($)	Group Life Insurance ($)	Other ($)		Total ($)
David Liu	2014	11,052	2,600	666	570,423	(1)(2)	584,741
	2013	13,586	2,550	654	68,953	(1)	85,743
	2012	13,653	3,950	654	–		18,257
Michael Steib	2014	–	2,600	666	–		3,266
	2013	–	–	273	–		273
	2012	–	–	–	–		–
Gillian Munson	2014	–	2,600	666	–		3,266
	2013	–	146	55	–		201
	2012	–	–	–	–		–
Kristin Savilia	2014	–	2,600	666	–		3,266
	2013	–	2,550	654	–		3,204
	2012	–	3,914	654	2,452		7,020
Nic Di Iorio	2014	–	2,600	666	–		3,266
	2013	–	2,516	654	–		3,170
	2012	–	2,187	654	–		2,841
Rob Fassino	2014	–	–	666	–		666
	2013	–	–	654	–		654
	2012	–	–	382	–		382

(1)	The amount for Mr. Liu includes an allowance of $127,310 and $68,953 in 2014 and 2013, respectively, for certain expenses and tax equalization payments, in each case, relating to Mr. Liu’s assignment to China during the year, which were made pursuant to the Company’s International Assignment Allowance and Tax Equalization Policy.
(2)	Due to Mr. Liu’s ceasing to be a Company employee on December 15, 2014, as described above under the heading “Annual and Long-Term Incentives”, the Committee determined to provide Mr. Liu with the fiscal year 2014 award under our 2011 Long-Term Incentive Plan that the Committee estimated would otherwise be paid in 2015 for fiscal year 2014 performance under our 2011 Long-Term Incentive Plan. This resulted in a payment in December 2014 of $443,113 to Mr. Liu.

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Grants of Plan-Based Awards in 2014

The following table sets forth information concerning awards under our equity and non-equity incentive plans granted to each of the Named Executive Officers in 2014, including performance-based awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards:		All Other Option Awards:				Grant Date
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)		Number of Shares of Stock or Units (#)(2)		Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Market Price on Grant Date ($/Sh)	Fair Value of Stock and Option Awards ($)
David Liu			-	436,000	606,040
	4/7/2014	3/27/2014				62,500	(3)	62,500	(3)	62,500	(3)						10.28	641,875
	4/7/2014	3/27/2014										62,500	(3)				10.28	641,875
	4/7/2014	3/27/2014												100,000	(3)	10.28	10.28	309,000
Michael Steib			-	635,000	952,500
	3/7/2014	3/7/2014				31,250		31,250		31,250							12.03	375,625
Gillian Munson			-	381,500	507,395
Kristin Savilia			-	381,500	507,395
	3/7/2014	3/7/2014			507,395							25,000					12.03	300,500
Nic Di Iorio			-	381,500	507,395
Rob Fassino			-	381,500	507,395

(1)	Amounts represent the threshold, target and maximum awards that could be earned by the executive officer under our 2011 Long-Term Incentive Plan. Awards are based on a combination of our performance as measured by revenue, operating expense and other goals set forth above under “Annual and Long-Term Incentives”. Actual incentives earned with respect to 2014 performance are shown in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column and were paid 25% in cash March 31, 2015 and 75% in shares of Company stock under our Stock Incentive Plan in March 2015 based on the average of the closing sales prices of the XO Group Common Stock for the 30 trading days before the date of grant ($16.31).
(2)	25% of each award in this column vested (or will vest) on the first anniversary of the grant date, and the remaining 75% will vest thereafter in three equal annual installments on each subsequent anniversary. Under our Stock Incentive Plan, restricted stock award recipients pay us the par value for the stock, which is $0.01 per share.
(3)	Due to Mr. Liu’s ceasing to be a Company employee on December 15, 2014, these awards for Mr. Liu were forfeited during our fiscal year 2014. However, as described above under the heading “Annual and Long-Term Incentives”, the Committee determined to provide Mr. Liu with the fiscal year 2014 award under our 2011 Long-Term Incentive Plan that the Committee estimated would otherwise be paid in 2015 for fiscal year 2014 performance.

Outstanding Equity Awards at December 31, 2014

The following table sets forth information concerning outstanding equity awards for each of the Named Executive Officers at December 31, 2014.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Michael Steib	25,000	(3)	75,000	(3)	12.97	9/27/2018
							125,000	(4)(5)	2,276,250
Gillian Munson							93,750	(6)	1,707,188
Kristin Savilia							57,500	(7)(8)(9)	1,047,075
Nic Di Iorio							43,750	(7)((10)	796,688
Rob Fassino							22,500	(11)(12)	409,725

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(1)	For Mr. Steib’s options shown, the expiration date is the 5th anniversary of the date the option was granted.
(2)	Calculated by multiplying the number of restricted shares of Common Stock by the closing price per share of our Common Stock reported on the New York Stock Exchange on December 31, 2014 ($18.21).
(3)	The number includes shares that relate to a September 2013 award of options to purchase 100,000 shares of common stock, made in accordance with Mr. Steib’s employment agreement, in conjunction with the commencement of his employment with the Company, the first 25% of which vested on July 1, 2014 and the remaining 75% of which will vest in three equal annual installments beginning on July 1, 2015.
(4)	The number includes shares that relate to a September 2013 award of 125,000 shares, made in accordance with Mr. Steib’s employment agreement, in conjunction with the commencement of his employment with the Company, the first 25% of which vested on the first anniversary of the award date and the remaining 75% of which will vest in three equal annual installments on each subsequent anniversary of the award date.
(5)	The number includes shares that relate to a March 2014 award of 31,250 shares, which vested on March 11, 2015.
(6)	The number includes shares that relate to a November 2013 award of 125,000 shares, made in accordance with Ms. Munson’s employment agreement, in conjunction with the commencement of her employment with the Company, the first 25% of which vested on the first anniversary of the award date and the remaining 75% of which will vest in three equal annual installments on each subsequent anniversary of the award date.
(7)	The number includes shares that relate to a March 2013 award of 40,000 shares, the first 25% of which vested on the first anniversary of the award date and the remaining 75% of which will vest in three equal annual installments on each subsequent anniversary of the award date.
(8)	The number includes shares that relate to a March 2014 award of 25,000 shares, the first 25% of which will vest on the first anniversary of the award date and the remaining 75% of which will vest in three equal annual installments on each subsequent anniversary of the award date.
(9)	The number includes shares that relate to a February 2011 award of 10,000 shares, which vested in four equal annual installments on each of the first four anniversaries of the award date.
(10)	The number includes shares that relate to a February 2011 award of 55,000 shares, which vested in four equal annual installments on each of the first four anniversaries of the award date.
(11)	The number includes shares that relate to a March 2013 award of 10,000 shares, the first 25% of which vested on the first anniversary of the award date and the remaining 75% of which will vest in three equal annual installments on each subsequent anniversary of the award date.
(12)	The number includes shares that relate to a June 2012 award of 30,000 shares, the first 25% of which vested on the first anniversary of the award date and the remaining 75% of which began to vest in three equal annual installments on each subsequent anniversary of the award date.

Option Exercises and Stock Vested in 2014

The following table sets forth information concerning the number of shares acquired and the value realized by the Named Executive Officers as a result of restricted stock vesting in 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David Liu	128,667	936,696	74,660	988,397
Michael Steib			62,500	760,625
Gillian Munson			31,250	454,688
Kristin Savilia			30,219	371,459
Nic Di Iorio			56,809	702,481
Rob Fassino			18,224	219,310

(1)	Value realized on exercise is based on the market value of our Common Stock on the date of exercise (closing price) less the exercise price, multiplied by the number of shares underlying the exercised options.
(2)	Value realized on vesting is based on the market value of our Common Stock on the date of vesting (closing price), multiplied by the number of restricted shares.

Potential Payments upon Termination or Change-in-Control

As described above under the heading “Compensation Discussion and Analysis,” upon voluntary termination, termination for cause, death or disability, each of our Named Executive Officers would receive benefits available generally to all our employees. The tables below describe and quantify additional compensation that would have become payable to the Named Executive Officers in connection with an involuntary termination of their employment or a change in control of XO Group on December 31, 2014. Where applicable, the amounts payable assume an $18.21 fair value of our Common Stock (the closing price of our Common Stock on December 31, 2014).

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Involuntary Termination

Name	Salary-Based Payments ($)		Health, Group Life Insurance and Related Benefits ($)	Total ($)
Michael Steib(1)	500,000	(2)	2,649	502,649	(2)
Gillian Munson(1)	350,000		666	350,666
Kristin Savilia(1)	350,000		1,650	351,650
Nic Di Iorio(1)	350,000		7,630	357,630
Rob Fassino(1)	350,000		7,630	357,630

(1)	Severance consists of an amount equal to one year of base salary in the amount in effect at the time of termination payable in a lump sum at termination and receipt of all benefits (other than vesting of equity awards) during the one year period following termination.
(2)	The salary-based payment would alternatively be $1,000,000 (two years’ of base salary) and thus, the total amount would be $1,002,649 if Mr. Steib terminated his employment for good reason as a result of (i) a material diminution in his duties as set forth in his employment agreement, (ii) a breach of the provision of his employment agreement setting forth his general powers and duties of supervision and management of the Company’s business, or (iii) a change in XO Group’s reporting structure whereby (a) he is required to report to an officer other than the Chief Executive Officer or to a Chief Executive Officer other than David Liu, or (b) if any one or more of XO Group’s non-CEO executive officers do not report directly to Mr. Steib or his designee.

Under a letter agreement dated December 16, 2014 between the Company and Mr. Liu the Company: (i) paid Mr. Liu $443,113 in cash, the fiscal year 2014 LTIP award that the Committee estimated would otherwise be paid in 2015 under the fiscal year 2014 LTIP program, based on the then-current financial condition of the Company and the impending disposition of the Ijie operations; (ii) agreed to reimburse Mr. Liu for his continued medical insurance monthly premiums for up to twenty-four months following his separation date; and (iii) immediately vested 15,208 of the 17,500 shares of his restricted Company common stock that otherwise would have become vested in February and March 2015 if he had continued as an employee of the Company. The foregoing were made in exchange for a general release of claims against XO Group and Mr. Liu’s continued compliance with the obligations and restrictions set forth in his Employee Non-Disclosure, Non-Competition and Invention Assignment with the Company, which includes noncompetition and nonsolicitation covenants for two years following Mr. Liu’s ceasing to be employed with the Company. Such payments and benefits were not made pursuant to severance provisions or other triggering events under Mr. Liu’s employment letter.

Change-In-Control

	Accelerated Vesting(1)
Name	Stock Options ($)(2)	Restricted Stock ($)(3)	Total ($)
Michael Steib	196,500	1,422,656	1,619,156
Gillian Munson	-	853,594	853,594
Kristin Savilia	-	523,538	523,538
Nic Di Iorio	-	-	-
Rob Fassino	-	-	-

(1)	As described above under the heading “Compensation Discussion and Analysis,” certain unvested restricted stock and options would be subject to accelerated vesting in connection with a change in control. This includes (i) fifty percent (50%) of the unvested shares of time vested restricted stock and options, which vests upon involuntary termination in connection with a change in control and (ii) one hundred percent (100%) of the unvested shares of the performance-vested restricted stock granted to Mr. Steib in 2014, which vests upon his involuntary termination in connection with a change in control.

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(2)	Amounts represent the excess of the market value of our Common Stock on December 31, 2014 over the exercise price of the option ($18.21), multiplied by the number of shares underlying the options subject to accelerated vesting.
(3)	Amounts represent the fair market value of our Common Stock on December 31, 2014 multiplied by the number of restricted shares subject to accelerated vesting.

Compensation of Directors for 2014

Our policies effective in 2014 for cash and equity compensation to our non-employee directors were as follows:

Annual Service. Each non-employee director will receive a grant of 7,500 restricted shares of Common Stock upon initial appointment to the Board, which vest in three equal annual installments upon the director’s completion of each year of Board service over the three-year period measured from the grant date. In addition, on the date of each Annual Meeting of Stockholders, each non-employee director who is to continue to serve as a non-employee Board member will receive a grant of 2,500 restricted shares of Common Stock, and our Chairman of the Board and Lead Independent Director will each receive an additional 5,000 restricted shares of Common Stock (for a total of 7,500 restricted shares each), in each case, which vest upon the director’s completion of one year of Board service measured from the grant date.

Annual Fee. Each non-employee director is paid an annual fee of $25,000 in quarterly installments paid in arrears.

Committee Service. In addition to the fee set forth above, the Chairperson of the Audit Committee is paid an annual fee of $10,000, and the Chairperson of each of the Compensation Committee, and Nominating and Corporate Governance Committee is paid an annual fee of $5,000, as compensation for the additional responsibilities and duties of the position. In addition to the fees set forth above, until the dissolution of the Executive Committee in November 2014, the Chairperson of the Executive Committee was to be paid an annual fee of $5,000, and each member of the Executive Committee was paid a fee of $1,500 per committee meeting attended in person and $1,000 per committee meeting attended by telephone or other electronic means. We also reimburse our directors for travel and other out-of-pocket costs incurred in connection with their attendance at meetings of the Board.

The following table sets forth information concerning the compensation for our non-employee directors for 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Total ($)
David Liu(2)	1,087	-		1,087
Charles Baker	40,000	28,825		68,825
Ira Carlin(3)	25,250	28,825	(4)	54,075
Diane Irvine(5)	3,872	96,375		100,247
Barbara Messing(6)	12,500	82,575		95,075
Eileen Naughton(7)	20,833	28,825	(4)	49,658
Peter Sachse	25,000	28,825		53,825
Elizabeth Schimel	25,000	28,825		53,825
Michael Zeisser	28,000	118,300		146,300

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(1)	Amounts represent the aggregate grant date fair value of service-based restricted stock awards computed in accordance with ASC Topic 718, and in accordance with SEC rules. At December 31, 2014, the number of unvested restricted shares of Common Stock outstanding was: Mr. Baker, 2,500; Ms. Irvine: 7,500; Ms. Messing: 7,500; Mr. Sachse, 2,500; Ms. Schimel, 2,500; and Mr. Zeisser, 10,000.
(2)	Reflects the amount paid to Mr. Liu as a non-employee director for the period from when Mr. Liu ceased to be an employee of the Company on December 16, 2014 through December 31, 2014.
(3)	Mr. Carlin resigned from the Board in November 2014.
(4)	In connection with their resignations from the Board in 2014, Mr. Carlin and Ms. Naughton forfeited such stock awards.
(5)	Ms. Irvine was appointed to the Board in November 2014.
(6)	Ms. Messing was appointed to the Board in August 2014.
(7)	Ms. Naughton resigned from the Board in August 2014.

In August of 2014, the Board adopted the following minimum stock ownership guidelines applicable for our directors:

Each of our directors is required to own 10,000 shares of XO Group common stock by the earlier of August 2017 or three years from his or her appointment to the Board, whichever is later, and maintain such number of shares for the remainder of his or her directorship.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during the year ended December 31, 2014 were as follows: Ms. Naughton (until August 1, 2014), Mr. Carlin (until November 4, 2014), Ms. Irvine (beginning November 4, 2014) and Ms. Messing (beginning August 1, 2014).

During 2014:

• none of the members of the Compensation Committee was an officer (or former officer) or employee of XO Group or any of its subsidiaries;

• none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which XO Group was a participant and the amount involved exceeded $120,000;

• none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

• none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

• none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

On an ongoing basis, the Audit Committee is required by its charter to review all related party transactions (those transactions that are required to be disclosed in this Proxy Statement by SEC Regulation S-K, Item 404 and under NYSE rules), if any, for potential conflicts of interest, and all such transactions must be approved by the Audit Committee. Set forth below is summary information concerning the relationships and transactions that were reviewed and approved by the Audit Committee on April 15, 2015. The policies and procedures with respect to such review are not in writing other than the requirement for such review pursuant to the Audit Committee charter. As stated in the charter, the Audit Committee believes that its policies and procedures with respect to such review should remain flexible in order to best react to changing conditions and circumstances.

Macy’s, Inc.

Peter Sachse served as one of our directors from October 2006 through April 2007, and as an observer on our Board of Directors from April 2007 to February 2010. In February 2010, Mr. Sachse was again appointed as a director and currently serves in that role. In August 2014, Mr. Sachse joined the Audit Committee of our Board of Directors. Mr. Sachse has been employed by Macy’s, Inc. since June 2003, and currently serves as Chief for Innovation and Business Development of Macy’s, Inc.

For the year ended December 31, 2014, our consolidated revenues from Macy’s, Inc. were approximately $4.97 million.

Google Inc.

For October 2006 until August 1, 2014, Eileen Naughton had served as one of our directors. Ms. Naughton has been employed by Google Inc. since September 2006, and currently serves as Managing Director and VP, UK-Ireland Sales & Operations.

For the year ended December 31, 2014, the total amount received from Google Inc. or its affiliates (Google) was approximately $457,180. We also recorded expenses paid to Google of approximately $201,008.

In December 2008, we entered into a content hosting services agreement with Google related to distribution of certain of our video content through its YouTube service. We are entitled to a percentage of advertising revenue received by YouTube sold against our content, and Google is entitled to a percentage of advertising revenue received by us embedded in our content.

In May 2012, we entered into a publishing agreement with Google related to the distribution of publications in digital format through its Google Play service. We are entitled to a percentage of revenue received by Google from the sale of such publications.

We have also entered into various content license agreements with Google whereby we are permitted to use and display certain Google content, such as Google Maps, on our websites, and make available certain Google products and services to our website users. There are no payments made by us and Google to each other in connection with these agreements.

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Indemnification of our Officers and Directors

Our Certificate of Incorporation eliminates, subject to certain exceptions, directors’ personal liability to us or our stockholders for monetary damages for breaches of fiduciary duties. The Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (1) any breach of the director’s duty of loyalty to us or our stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that we shall indemnify our directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law, and may indemnify our other officers, employees and other agents as set forth in the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers. The indemnification agreements contain provisions that require us, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as our directors or executive officers or other entities to which they provide service at our request and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We have obtained an insurance policy covering our directors and officers for claims that such directors and officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.

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PROPOSAL TWO—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has reappointed the firm of Ernst & Young LLP, the independent registered public accounting firm for XO Group during the year ended December 31, 2014, to serve in the same capacity for the year ending December 31, 2015, and is asking the stockholders to ratify this appointment. Representatives of the firm of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The appointment of independent auditors is made annually by the Audit Committee and subsequently submitted to the stockholders for ratification. Before making its appointment of Ernst & Young, the Audit Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for XO Group. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Committee has expressed its satisfaction with Ernst & Young in all of these respects.

Fees

Audit Fees

The aggregate fees for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our quarterly reports on Form 10-Q and for other attest services, primarily consents related to SEC registration statements, were $860,000 and $878,000 for 2014 and 2013, respectively. Included in the $860,000 for 2014 audit fees is $35,000 of amounts that have not been billed to us as of December 31, 2014.

Audit-Related Fees

No audit-related services were rendered during 2014 or 2013.

Tax Fees

The aggregate fees for tax compliance, tax consulting and tax planning services were $317,663 and $120,650 for 2014 and 2013, respectively. Included in the $317,663 for 2014 tax fees is $41,000 of amounts that have not been billed to us as of December 31, 2014.

All Other Fees

The aggregate fees for other services, consisting of the Ernst & Young online accounting reference tool, were $1,800 and $2,170 for 2014 and 2013, respectively. No other services were rendered by Ernst & Young during 2014 and 2013 other than those described above.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services and has considered whether the provision of the services covered by the categories “Tax Fees” and “All Other Fees” are compatible with maintaining the independence of Ernst & Young. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

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As early as practicable in each year, Ernst & Young provides to the Audit Committee a schedule of the audit and other services that they expect to provide or may provide during the year. The schedule will be specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the year.

A schedule of additional services proposed to be provided by Ernst & Young or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in our and our stockholders’ best interests.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP to serve as XO Group’s independent registered public accounting firm for the year ending December 31, 2015.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The charter of the Audit Committee of the Board of Directors specifies that the purpose of the Audit Committee is to assist the Board of Directors in its oversight of:

•	the integrity of XO Group’s financial statements;

•	the adequacy of XO Group’s system of internal accounting and financial controls;

•	the appointment, engagement and performance of the independent registered public accounting firm and the evaluation of the independent auditors’ qualifications and independence; and

•	XO Group’s compliance with legal and regulatory requirements.

In discharging its responsibilities, the Audit Committee is not itself responsible for the planning or the performance of audits, or for any determination that XO Group’s financial statements are complete and accurate, or in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of XO Group’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by XO Group. XO Group’s independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing XO Group’s financial statements and for reviewing XO Group’s unaudited interim financial statements.

The members of our Audit Committee during the year ended December 31, 2014 were as follows: Ms. Naughton (until August 1, 2014), Mr. Baker, Mr. Sachse (beginning August 1, 2014), and Ms. Schimel.

The Audit Committee met five times in 2014. The Audit Committee’s meetings included separate discussions with management and Ernst & Young.

As part of its oversight of XO Group’s financial statements, the Audit Committee reviewed and discussed with both management and Ernst & Young all annual financial statements and quarterly operating results before their issuance. Management represented to the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Ernst & Young the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, including the quality of XO Group’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young the critical accounting policies and practices used in the preparation of XO Group’s annual consolidated financial statements and whether there were any audit problems.

The Audit Committee discussed with Ernst & Young that firm’s independence from XO Group and management. The Audit Committee obtained and reviewed the written disclosures and letter pursuant to Rule 3526 of the PCAOB and provided to the Audit Committee by Ernst & Young. The Audit Committee also discussed with Ernst & Young:

•	the firm’s internal quality control procedures;

•	any material issues raised by the most recent internal quality control review (or peer review) of the firm; and

•	all relationships between the firm and XO Group.

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The Audit Committee reviewed and pre-approved the fees for services rendered by Ernst & Young for 2014 and considered whether the provision of non-audit services by Ernst & Young in 2014 was compatible with maintaining the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in XO Group’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

The Audit Committee has appointed Ernst & Young as XO Group’s independent registered public accounting firm for the year ending December 31, 2015.

Submitted by the Audit Committee of the Board of Directors of XO Group Inc.:

Charles Baker (Chair)

Peter Sachse

Elizabeth Schimel

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PROPOSAL THREE—ADVISORY APPROVAL ON EXECUTIVE COMPENSATION

At the 2011 annual meeting, a majority of our stockholders recommended that an advisory resolution with respect to the Company’s executive compensation program be presented to the Company’s stockholders every year. This advisory recommendation is frequently referred to as “say-on-pay.” The Board adopted the stockholders’ recommendation for the frequency of the “say-on-pay” vote, and accordingly, we are providing our stockholders with the opportunity to give an advisory approval of the fiscal 2014 compensation of our named executive officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.

As more fully described in this Proxy Statement under the heading “Executive and Director Compensation,” the compensation of our named executive officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the Board of Directors believes, promote the creation of long-term stockholder value and position the Company for long-term success. Named executive officers are compensated with a combination of cash payments and equity awards designed to reward recent results and motivate long-term performance.

We believe the mix of cash and equity compensation, the terms of the 2011 Long-Term Incentive Plan, the terms of long-term incentive awards, and the terms of our executives’ employment agreements are all designed to enable the Company to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and the Board of Directors believe that the design of the program, and hence the compensation awarded to our named executive officers under the current program, fulfills these objectives.

This Proposal 3 allows our stockholders to give an advisory approval of the decisions of the Compensation Committee on the compensation and benefits provided to our named executive officers as reflected in this Proxy Statement. Your advisory approval will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its stockholders, and is consistent with our commitment to high standards of corporate governance.

Based on the above, we request that you indicate that you approve of our executive compensation philosophy and practices, by voting in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the CD&A, the compensation tables, and any related material).

Stockholders are urged to read the CD&A section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

Vote on this Proposal

Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program. Broker non-votes (as described in the section entitled “Voting” of this Proxy Statement) are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote.

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Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” advisory approval of the resolution set forth above.

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OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of our outstanding Common Stock as of April 2, 2015, by:

•	each person or group of affiliated persons whom we know to beneficially own more than five percent of our Common Stock;

•	each of our “Named Executive Officers,” who are the executive officers named in the “Summary Compensation Table” of this Proxy Statement;

•	each of our directors and director nominees; and

•	all of our directors and executive officers as a group.

The following table gives effect to the shares of Common Stock issuable within 60 days of April 2, 2015 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 26,467,855 shares of Common Stock outstanding at April 2, 2015 (excluding shares held in treasury). Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment power with respect to all shares beneficially owned. All shares of restricted Common Stock may be voted by a holder, whether or not vested.

Name and Address	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Stockholders
Weitz Investment Management, Inc.(1)	2,499,115	9.4%
BlackRock, Inc.(2)	2,470,257	9.3%
Becker Drapkin Management, L.P. (3)	2,175,578	8.2%
Ariel Investments, LLC(4)	1,925,380	7.3%

Named Executive Officers and Directors
David Liu(5)	722,866	2.7%
Michael Steib(6)	264,635	*
Gillian Munson(7)	144,030	*
Kristin Savilia(8)	84,447	*
Nic Di Iorio(9)	165,782	*
Rob Fassino(10)	65,843	*
Charles Baker	36,000	*
Diane Irvine(11)	7,500	*
Barbara Messing(12)	7,500	*
Peter Sachse	10,000	*
Elizabeth Schimel(13)	12,500	*
Michael Zeisser(14)	17,500	*
All Directors and Executive Officers as a group (12 persons)(15)	1,538,603	5.8%

* Less than 1%.

(1)	Based solely on our review of a Schedule 13G/A filed with the SEC on January 12, 2015 by Weitz Investment Management, Inc. The Schedule 13G/A states that Weitz Investment Management, Inc. has the sole power to vote and dispose of 2,499,115 shares and Wallace R. Weitz, as president and primary owner, has shared power to vote and dispose of these shares. All of the shares reported in the Schedule 13G/A are owned of record by investment advisory clients of Weitz Investment Management, Inc. The address of each filing person is 1125 South 103rd Street, Suite 200, Omaha, Nebraska 68124.

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(2)	Based solely on our review of a Schedule 13G/A filed with the SEC on January 15, 2015 by BlackRock, Inc. The Schedule 13G/A states that BlackRock, Inc. has the sole power to vote 2,401,812 shares and the sole power to dispose of 2,470,257 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.

(3)	Based solely on our review of a Schedule 13F filed with the SEC on February 17, 2015 by Becker Drapkin Management, L.P. The Schedule 13F states that Becker Drapkin Management, L.P. has the sole power to vote and dispose of 1,365,682 shares and shared power to vote and dispose of 809,896 shares. The address of Becker Drapkin Management, L.P. is 500 Crescent Court, Suite 230, Dallas, TX 75201.

(4)	Based solely on our review of a Schedule 13G filed with the SEC on February 13, 2015 by Ariel Investments, LLC. The Schedule 13G states that Ariel Investments, LLC has the sole power to vote 1,340,440 shares and the sole power to dispose of 1,925,380 shares. The address of Ariel Investments, LLC is 200 E. Randolph Drive, Suite 2900, Chicago, IL 60601.

(5)	Mr. Liu ceased being an executive officer of XO Group on December 15, 2014, but continues to serve as Chairman of the Board of Directors. Includes 59,844 shares that are owned of record by GRATs over which Mr. Liu has indirect beneficial ownership.

(6)	Includes 180,037 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Also includes 25,000 shares of Common Stock issuable upon exercise of options that are presently exercisable or exercisable within 60 days.

(7)	Includes 125,653 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.

(8)	Includes 62,876 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.

(9)	Includes 47,024 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.

(10)	Includes 46,715 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.

(11)	The entire amount consists of shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.

(12)	The entire amount consists of shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.

(13)	Includes 2,500 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.

(14)	Includes 12,500 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.

(15)	Includes 492,305 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Also includes 25,000 shares of Common Stock issuable upon exercise of options that are presently exercisable or exercisable within 60 days.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of (1) the copies of such reports furnished to us and (2) the written representations received from one or more of such reporting persons or entities that no annual Form 5 reports were required to be filed by them for 2014, we believe that, during 2014, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were satisfied in a timely manner.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals that are intended to be presented at our Annual Meeting of Stockholders to be held in 2016 must be received by us no later than December 18, 2015, if such proposals are to be included in the Proxy Statement and related proxy materials relating to that meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In addition, under our Bylaws, any proposal for consideration at our Annual Meeting of Stockholders to be held in 2015 submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by XO Group’s Secretary at our principal executive offices between the close of business on January 28, 2016 and the close of business on February 27, 2016, and is otherwise in compliance with the requirements set forth in our Bylaws, which can be accessed in the “Investor Relations—Corporate Governance” section of our corporate website at www.xogroupinc.com.

ANNUAL REPORT

We filed an Annual Report on Form 10-K for the year ended December 31, 2014 with the Securities and Exchange Commission on March 16, 2015. Stockholders may obtain a copy of this report, without charge, upon written request, by writing to Investor Relations at our executive offices, which are located at 195 Broadway, 25th Floor, New York, New York 10007. The report is also available through our corporate website at www.xogroupinc.com.

A copy of our Annual Report for the year ended December 31, 2014 is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

In order to reduce printing and postage costs, only one Annual Report or Proxy Statement, as applicable, will be mailed to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing an address. This practice is commonly referred to as “householding.” If your household has received only one Annual Report and one Proxy Statement, we will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to Investor Relations at our executive offices, which are located at 195 Broadway, 25th Floor, New York, New York 10007, or calls (212) 219-8555 and requests such a delivery. If your household is receiving multiple copies of our annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Investor Relations at our executive offices, which are located at 195 Broadway, 25th Floor, New York, New York 10007, or call (212) 219-8555 with such a request.

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INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by us under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee charter and references to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes, except to the extent that we specifically incorporate such information by reference into a previous or future filing, or specifically request that such information be treated as soliciting material, in each case under those statutes. Our website address provided in this Proxy Statement is not intended to function as a hyperlink, and the information on our website is not and should not be considered part of this Proxy Statement and is not incorporated by reference herein.

OTHER MATTERS

The Board knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying Proxy to vote the shares represented thereby on such matters in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of the accompanying Proxy.

YOUR VOTE IS IMPORTANT. OUR BOARD OF DIRECTORS URGES YOU TO VOTE

VIA INTERNET; TELEPHONE; BY MARKING, DATING, SIGNING AND RETURNING A PROXY CARD IF YOU RECEIVE YOUR PROXY MATERIALS BY U.S. MAIL; OR BY ATTENDING OUR ANNUAL MEETING IN PERSON ON MAY 28, 2015.

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following nominees:			
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Diane Irvine 02 Barbara Messing 03 Michael Steib

The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000236984_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

XO GROUP INC.
Annual Meeting of Stockholders
May 28, 2015 9:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael Steib and Gillian Munson, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of XO GROUP INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 9:00 AM, EDT on 5/28/2015, at the Offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, NY 10019 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Change/Comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000236984_2 R1.0.0.51160